Exhibit 10.13(a)	Execution Version

AMENDMENT
AMENDMENT dated as of September 29, 2021 (this “Amendment”), in respect of that certain Revolving Credit Agreement, dated as of March 31, 2021 (as in effect immediately prior to this Amendment, the “Existing Credit Agreement”), by and among Air Products and Chemicals, Inc., a Delaware corporation (the “Parent”), the other borrowers from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Mizuho Bank, Ltd. (“Mizuho”), as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS:
On and subject to the terms and conditions herein and in the Credit Agreement (as defined below) and on the Amendment Effective Date (as defined below), (i) the Parent has requested that the Lenders party hereto agree to amend certain provisions of the Existing Credit Agreement, and (ii) in order to effect the foregoing, the Lenders party hereto and the Administrative Agent are willing to enter into this Amendment and to consent to the amendments to the Existing Credit Agreement described herein.
Therefore, the parties hereto agree as follows:
Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after the Amendment Effective Date, refer to the Credit Agreement as amended pursuant to this Amendment and as set out in Exhibit A hereto (the “Credit Agreement”).
Section 2. Certain Amendments. Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Existing Credit Agreement shall automatically be amended by making each of the changes shown as either a strikeout (~~strikeout~~) or an insertion (insertion) set forth in the pages of the Existing Credit Agreement and the Schedules and Exhibits thereto attached as Exhibit A hereto.
Section 3. Representations of the Parent. The Parent hereby represents and warrants that, immediately prior to and immediately after giving effect to this Amendment:
(a)the representations and warranties set forth in Sections 5.03, 5.04, 5.05, 5.07 and 5.09 of the Credit Agreement shall be true and correct in all material respects on and as of the Amendment Effective Date unless such representation is already qualified by materiality and then, in such case, the representation shall be true in all respects, both immediately before and immediately after giving effect to the Amendment;
(b)the Parent has taken all necessary corporate or other organizational action to authorize its execution and performance under this Amendment such that this Amendment constitutes valid and legally binding obligations of the Parent, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law); and
(c)no Event of Default or Potential Event of Default has occurred and is continuing on and as of the Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment.
Section 4. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a)the Administrative Agent shall have received from the Parent and the Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;
(b)the Administrative Agent shall have received all fees and expenses due and payable on or prior to the Amendment Effective Date under the Credit Agreement or any other Loan Document, including, to the extent invoiced at least two Business Days prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent (including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (which shall be limited to the reasonable fees, disbursements and other charges of Davis Polk & Wardwell LLP), as counsel to the Administrative Agent); and
(c)the Administrative Agent shall have received a certificate signed by the Treasurer, the Assistant Treasurer or a Vice President of Parent, certifying that the representations and warranties set forth in Section 3 of this Amendment shall be true and correct in all material respects.
Section 5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND SUCCESSOR PROVISIONS THERETO).
Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment and the words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.
Section 7. Waiver of Jury Trial . Each party hereto waives the right to trial by jury in any action, suit or proceeding by any person arising from or relating to this Amendment or any other Loan Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (collectively, “Related Litigation”). In addition, each Borrower hereby irrevocably and unconditionally:
(a)Agrees that any Related Litigation by any Issuer or Lender or Administrative Agent may be brought in any state or federal court of competent jurisdiction sitting in New York county, New York, and submits to the jurisdiction of such courts (but nothing herein shall affect the right of the Parent or any Administrative Agent or any Issuer, Lender or Borrower to bring any action, suit or proceeding in any other forum);
(b)Waives any objection which it may have at any time to the laying of venue of any related litigation brought in any such court, waives any claim that any such related litigation has been brought in
2

an inconvenient forum, and waives any right to object, with respect to any related litigation brought in any such court, that such court does not have jurisdiction over such Borrower; and
(c)Consents and agrees to service of any summons, complaint or other legal process in any related litigation by registered or certified U.S. mail, postage prepaid, to such Borrower at the address for notices pursuant to Section 12.05 of the Credit Agreement, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).
Section 8. Miscellaneous. On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to the Existing Credit Agreement, “hereunder”, “herein” or words of like import referring thereto, and each reference in the other Loan Documents to the Existing Credit Agreement, “thereunder”, “thereof” or words of like import referring thereto, shall mean and be a reference to the Credit Agreement. Except as specifically amended by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed (including all Obligations and Guarantee Obligations thereunder), and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]
3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
AIR PRODUCTS AND CHEMICALS, INC., as Parent

By:         /s/ Karen L. Harwick
Name:         Karen L. Harwick
Title:         Assistant Treasurer
MIZUHO BANK, LTD.,
as Administrative Agent, Swingline Lender and a Lender

By:         /s/ Donna DeMagistris
Name:         Donna DeMagistris
Title:         Authorized Signatory
BNP PARISBAS, as Lender
By:         /s/ Michael R. Hoffman
Name:         Michael R. Hoffman
Title:         Director
By:         /s/ Emma Petersen
Name:         Emma Petersen
Title:         Director
CITIBANK, N.A., as Lender
By:         /s/ David Jaffe
Name:         David Jaffe
Title:         Vice President

[Signature Page to Amendment to Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender and Issuer
By:         /s/ Ming K. Chu
Name:         Ming K. Chu
Title:         Director
By:         /s/ Marko Lukin
Name:         Marko Lukin
Title:         Vice President
HSBC BANK USA, NATIONAL ASSOCIATION, as Lender
By:         /s/ Adam Hendley
Name:         Adam Hendley
Title:         Director
BANCO SANTANDER, S.A., NEW YORK BRANCH, as Lender
By:         /s/ Andres Barbosa
Name:         Andres Barbosa
Title:         Managing Director
By:         /s/ Rita Walz-Cuccioli
Name:         Rita Walz-Cuccioli
Title:         Executive Director
BANK OF AMERICA, N.A., as Lender
By:         /s/ James K.G. Campbell
Name:         James K.G. Campbell
Title:         Director
BARCLAYS BANK PLC, as Lender
By:         /s/ May Huang
Name:         May Huang
Title:         Assistant Vice President

[Signature Page to Amendment to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Lender
By:         /s/ Will Price
Name:         Will Price
Title:         Vice President
MUFG BANK, LTD., as Lender
By:         /s/ Victor Pierzchalski
Name:         Victor Pierzchalski
Title:         Authorized Signatory
SUMITOMO MITSUI BANKING CORPORATION, as Lender
By:         /s/ Jun Ashley
Name:         Jun Ashley
Title:         Director
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender
By:         /s/ Michael Willis
Name:         Michael Willis
Title:         Managing Director
By:         /s/ Ting Lee
Name:         Ting Lee
Title:         Director
ING BANK N.V., DUBLIN BRANCH, as Lender
By:         /s/ Cormac Langford
Name:         Cormac Langford
Title:         Director
By:         /s/ Sean Hassett
Name:         Sean Hassett
Title:         Director
[Signature Page to Amendment to Revolving Credit Agreement]

INTESA SANPAOLO BANK - NEW YORK BRANCH, as Lender
By:         /s/ Neil Derfler
Name:         Neil Derfler
Title:         Global Relationship Manager
By:         /s/ Alessandro Toigo
Name:         Alessandro Toigo
Title:         Head of Corporate
THE BANK OF NOVA SCOTIA, as Lender
By:         /s/ Alex Franks
Name:         Alex Franks
Title:         Director
THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Lender
By:         /s/ Maria Macchiaroli
Name:         Maria Macchiaroli
Title:         Authorized Signatory

[Signature Page to Amendment to Revolving Credit Agreement]

Exhibit A

Conformed Credit Agreement

[see attached]

~~EXECUTION VERSION~~Execution Version
as amended by Amendment No. 1, dated September 29, 2021¶~~¶~~
~~Deal CUSIP Number:    009160AN2¶~~
~~Revolving Facility CUSIP Number: 009160AP7~~¶¶

$2,500,000,000
REVOLVING CREDIT AGREEMENT
by and among
AIR PRODUCTS AND CHEMICALS, INC.,
The Other Borrowers parties hereto from time to time,
The Lenders parties hereto from time to time,
and
MIZUHO BANK, LTD.,
as Administrative Agent
Dated as of
March 31, 2021

MIZUHO BANK, LTD.,
as Sustainability Structuring Agent

MIZUHO BANK, LTD.,
BNP PARIBAS SECURITIES CORP.,
CITIBANK, N.A.,
DEUTSCHE BANK SECURITIES INC.
and
HSBC SECURITIES (USA) INC.,
as Joint Lead Arrangers and Book Runners
BNP PARIBAS,
CITIBANK, N.A.,
DEUTSCHE BANK SECURITIES, INC.
and
HSBC BANK USA, N.A.,
as Co-Syndication Agents
and
BANCO SANTANDER, S.A., NEW YORK BRANCH,
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
JPMORGAN CHASE BANK, N.A.,
MUFG BANK, LTD. (f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.)
and
SUMITOMO MITSUI BANKING CORPORATION,
as Co-Documentation Agents

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.01	Certain Definitions	1
Section 1.02	Construction	~~30~~32
Section 1.03	Accounting Principles	~~30~~33
Section 1.04	Divisions	~~31~~33
ARTICLE II THE REVOLVING CREDIT LOANS
Section 2.01	Revolving Credit Commitments	~~31~~33
Section 2.02	Noteless Agreement; Evidence of Indebtedness	~~31~~34
Section 2.03	Making of Revolving Credit Loans	~~32~~35
Section 2.04	Swingline Loans	~~33~~36
Section 2.05	Fees; Reduction of the Revolving Credit Committed Amounts	~~37~~39
Section 2.06	Interest Rates	~~38~~41
Section 2.07	Conversion or Renewal of Interest Rate Options	~~44~~47
Section 2.08	Optional Prepayments	~~45~~49
Section 2.09	Interest Payment Dates	~~46~~49
Section 2.10	Increase in Total Revolving Credit Commitment	~~46~~49
Section 2.11	Letters of Credit	~~47~~50
ARTICLE III THE COMPETITIVE BID LOANS
Section 3.01	Competitive Bid Loans	~~51~~55
Section 3.02	Competitive Bid Loan Procedures	~~52~~55
Section 3.03	Competitive Bid Loan Maturity Dates	~~56~~59
Section 3.04	Interest Rates for Competitive Bid Loans	~~56~~59
Section 3.05	Competitive Bid Loan Interest Payment Dates	~~56~~60
Section 3.06	Competitive Bid Register	~~56~~60
Section 3.07	Certain Provisions Relating to LIBOR-Based Loans	~~57~~60
ARTICLE IV PROVISIONS APPLICABLE TO LOANS
Section 4.01	Extension of Revolving Credit Maturity Date and Competitive Bid Expiration Date	~~57~~60
Section 4.02	Calculation of Dollar Equivalent Amounts	~~58~~62
i

Section 4.03	Mandatory Prepayments	~~59~~62
Section 4.04	Prepayment Procedures	~~59~~63
Section 4.05	Payments Generally; Interest on Overdue Amounts	~~60~~63
Section 4.06	Availability of Currencies	~~62~~66
Section 4.07	Changes in Law Rendering Certain Loans Unlawful	~~63~~66
Section 4.08	Additional Compensation in Certain Circumstances	~~63~~66
Section 4.09	Taxes	~~66~~69
Section 4.10	Funding by Branch, Subsidiary or Affiliate	~~70~~74
Section 4.11	Several Obligations	~~71~~75
Section 4.12	Defaulting Lenders	~~71~~75
ARTICLE V REPRESENTATIONS AND WARRANTIES
Section 5.01	Financial Statements; No Material Adverse Change	~~75~~78
Section 5.02	Litigation	~~75~~78
Section 5.03	Due Organization	~~75~~79
Section 5.04	Consents and Approvals	~~75~~79
Section 5.05	Corporate Power, Authorization and Enforceability	~~75~~79
Section 5.06	ERISA	~~76~~79
Section 5.07	No Conflict	~~76~~79
Section 5.08	No Default	~~76~~79
Section 5.09	Anti-Corruption Laws and Sanctions	~~76~~80
ARTICLE VI CONDITIONS OF CREDIT
Section 6.01	Conditions to Initial Credit Events	~~77~~80
Section 6.02	Conditions to All Credit Events	~~78~~81
Section 6.03	Additional Conditions to Initial Credit Events of Other Borrowers	~~78~~81
ARTICLE VII AFFIRMATIVE COVENANTS
Section 7.01	Affirmative Covenants	~~79~~82
ARTICLE VIII NEGATIVE COVENANTS
Section 8.01	Maximum Leverage Ratio	~~81~~84
Section 8.02	Disposal of Assets	~~81~~84
Section 8.03	Liens	~~81~~84
ARTICLE IX EVENTS OF DEFAULT
Section 9.01	Events of Default	~~83~~87
Section 9.02	Consequences of an Event of Default	~~86~~89

ARTICLE X PARENT GUARANTY
Section 10.01	Guaranty and Suretyship	~~86~~89
Section 10.02	Obligations Absolute	~~87~~90
Section 10.03	Waivers, etc.	~~88~~91
Section 10.04	Reinstatement	~~89~~92
Section 10.05	No Stay	~~89~~92
Section 10.06	Payments	~~89~~92
Section 10.07	Subrogation, etc.	~~89~~93
Section 10.08	Continuing Agreement	~~90~~93
ARTICLE XI THE ADMINISTRATIVE AGENT
Section 11.01	Appointment	~~90~~93
Section 11.02	General Nature of the Administrative Agent’s Duties	~~90~~94
Section 11.03	Exercise of Powers	~~91~~94
Section 11.04	General Exculpatory Provisions	~~91~~95
Section 11.05	Administration by the Administrative Agent	~~92~~95
Section 11.06	Lender Not Relying on the Administrative Agent or Other Lenders	~~93~~96
Section 11.07	Indemnification	~~93~~97
Section 11.08	The Administrative Agent in its Individual Capacity	~~94~~97
Section 11.09	Lenders	~~94~~97
Section 11.10	Successor Administrative Agent	~~94~~97
Section 11.11	Calculations	~~95~~98
Section 11.12	The Administrative Agent’s Fees	~~95~~98
Section 11.13	Co-Syndication Agents; Co-Documentation Agents	~~95~~98
ARTICLE XII MISCELLANEOUS
Section 12.01	Holidays	~~95~~98
Section 12.02	Records	~~95~~98
Section 12.03	Amendments and Waivers	~~95~~99
Section 12.04	No Implied Waiver; Cumulative Remedies	~~97~~100
Section 12.05	Notices	~~98~~101
Section 12.06	Expenses; Indemnity; No Consequential Damages	~~99~~102
Section 12.07	Severability	~~100~~103
Section 12.08	Prior Understandings	~~100~~103
Section 12.09	Duration; Survival	~~100~~103

Section 12.10	Counterparts	~~101~~104
Section 12.11	Limitation on Payments	~~101~~104
Section 12.12	Set-Off	~~101~~104
Section 12.13	Sharing of Collections	~~102~~105
Section 12.14	Successors and Assigns; Participations; Assignments	~~102~~105
Section 12.15	Judgment Currency	~~106~~109
Section 12.16	Governing Law; Submission to Jurisdiction: Waiver of Jury Trial	~~108~~111
Section 12.17	USA PATRIOT Act Notification	~~109~~112
Section 12.18	Confidentiality	~~109~~112
Section 12.19	Platform	~~110~~113
Section 12.20	Termination of Existing Credit Agreement	~~110~~113
Section 12.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~110~~113
Section 12.22	Certain ERISA Matters	~~111~~114
Section 12.23	Acknowledgement Regarding Any Supported QFCs	~~112~~115

SCHEDULES
Schedule I        Pricing Schedule
Schedule II        Initial Other Borrowers
Schedule III        Administrative Agent’s Office
Schedule IV.A        Revolving Credit Committed Amounts
Schedule IV.B        Letter of Credit Committed Amounts
Schedule IV.C        Swingline Loans Committed Amounts
Schedule V        Mandatory Costs Rate Formula
EXHIBITS
Exhibit A    Form of Revolving Credit Note
Exhibit B    Form of Competitive Note
Exhibit C    Form of Competitive Bid Loan Quote Request
Exhibit D    Form of Competitive Bid Loan Quote
Exhibit E    Form of Assignment Agreement
Exhibit F    Form of Borrower Accession Instrument
Exhibit G    Form of Other Borrower Removal Notice
Exhibit H    Form of Amendment for an Increased or New Commitment
Exhibit I    Form of Standard Notice
Exhibit J    Form of Pricing Certificate

v

REVOLVING CREDIT AGREEMENT, dated as of March 31, 2021, by and among AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation (the “Parent”), the other borrowers parties hereto from time to time (the “Other Borrowers”, as defined further below), the lenders parties hereto from time to time (the “Lenders”, as defined further below) and MIZUHO BANK, LTD., as Administrative Agent for the Lenders hereunder.
R E C I T A L S:
A.The Parent has requested the Lenders to make financial accommodations to it and certain of its Subsidiaries in the aggregate Dollar Equivalent Amount of $2,500,000,000, the proceeds of which will be used for the general corporate purposes of the Parent and its Subsidiaries.
B.The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I

DEFINITIONS; CONSTRUCTION
Section 1.01Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:
“Absolute Rate” shall have the meaning set forth in Section 3.02(c)(ii)(D) hereof.
“Absolute Rate Auction” shall mean a solicitation of Competitive Bid Loan Quotes setting forth Absolute Rates pursuant to Article III hereof.
“Absolute Rate Loan” or “Absolute Rate Loans” shall mean any or all Competitive Bid Loans the interest rates of which are determined on the basis of Absolute Rates pursuant to an Absolute Rate Auction.
“Administrative Agent” shall mean Mizuho in its capacity as Administrative Agent and any successor Administrative Agent hereunder appointed in accordance with Section 11.10.
“Administrative Agent’s Office” or “Office” shall mean as set forth in Schedule III.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” shall have the meaning set forth in Section 2.06(d)(ii) hereof.

“Affiliate” of a specified Person shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, such specified Person. For purposes of the preceding sentence, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent Parties” shall have the meaning set forth in Section 12.19 hereof.
“Agents” shall mean the Administrative Agent and the Co-Syndication Agents.
“Agreement” shall mean this credit agreement, as it may be amended or modified and in effect from time to time.
“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Parent or any of its Subsidiaries from time to time prohibiting bribery or corruption.
“Applicable Margin” shall mean (a) for Base Rate Loans, the amount designated as the “Applicable Margin for Base Rate Loans” on the Applicable Pricing Grid set forth on Schedule I hereto and (b) for Euro-Rate Loans, CDOR Loans, SONIA Loans and Swingline Loans, the amount designated as the “Applicable Margin for Euro-Rate Loans, CDOR Loans, SONIA Loans and Swingline Loans” on the Applicable Pricing Grid set forth on Schedule I hereto, in each case as adjusted by the ESG Adjustment Amount.
“Arranger Fee Letter” shall mean the Arranger Fee Letter dated March 1, 2021 among the Parent, BNP Paribas, BNP Paribas Securities Corp., Citibank, N.A., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., HSBC Bank USA, N.A. and HSBC Securities (USA) Inc.
“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender; provided, however, that no Fund shall be an “Approved Fund” with respect to any proposed assignment hereunder unless at the time of such assignment either (a) its senior unsecured long-term debt securities without third-party credit enhancement are rated at least BBB by S&P or Baa2 by Moody’s or (b) its senior unsecured short-term debt securities without third-party credit enhancement are rated at least A-2 by S&P or P-2 by Moody’s.
“Assignee Lender” shall have the meaning set forth in Section 12.14(c) hereof.
“Assignment Agreement” shall have the meaning set forth in Section 12.14(c) hereof.
“Assignor Lender” shall have the meaning set forth in Section 12.14(c) hereof.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (E) of Section 2.06(d)(v).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements (such as this Agreement) made by such Person.
“Base Rate” shall mean for any day the greatest of (a) the Prime Rate in effect on such day, (b) 0.50% plus the Federal Funds Effective Rate in effect on such day and (c) the Euro-Rate for a one month Funding Period commencing on such day plus 1.0% per annum; provided that, for the avoidance of doubt, the Euro-Rate used in determining the Base Rate for any day shall be as of 11:00 a.m. (London time) on such day (or if such day is not a Business Day, the immediately preceding Business Day). If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Effective Rate or the Euro-Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) or (c), as the case may be, of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Euro-Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Euro-Rate, respectively. Notwithstanding the foregoing, in no event shall the Base Rate be less than zero.

“Base Rate Loan” shall mean any Loan, which bears interest at a rate based on the Base Rate Option.
“Base Rate Option” shall have the meaning set forth in Section 2.06(a)(i) hereof.
“Base Rate Portion” of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (a) under the Base Rate Option or (b) in accordance with Section 4.05(b)(ii)(A) hereof. If no Loan or Loans is specified, “Base Rate Portion” shall refer to the Base Rate Portion of all Loans outstanding at such time.
“Benchmark” shall mean, initially, the LIBO-Rate (including USD LIBOR), SONIA, CDOR or Euro-Rate, as applicable; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to ~~USD LIBOR or the~~a then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (A) or (B) of Section 2.06(d)(v).
    “Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Designated Currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in (3) below:
(1)for the Dollar Denominated Benchmark only, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)for the Dollar Denominated Benchmark only, the sum of: (a) the applicable Daily Simple ~~SOFR~~RFR and (b) the related Benchmark Replacement Adjustment;
(3)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Designated Currency at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, solely with respect to a Loan denominated in Dollars, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
    “Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Designated Currency at such time;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

    “Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
    “Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to clause (b) of this Section titled “Benchmark Replacement Setting”; or
(4)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current

Available Tenors of such Benchmark (or the published component used in the calculation thereof).
    “Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by (i) the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component) or (ii) solely with respect to the Dollar Denominated Benchmark, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
        “Benchmark Unavailability Period”, with respect to any Benchmark, shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06(d)(v) and (y) ending at the time that a Benchmark

Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.06(d)(v).
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower Accession Instrument” shall mean a Borrower Accession Instrument substantially in the form of Exhibit F hereto or such other form that may be approved by the Administrative Agent.
“Borrowers” shall mean the Parent and the Other Borrowers and “Borrower” shall mean one of them.
“Borrowing” shall mean, on any day, the making of (a) a Loan or Loans which are either all Base Rate Loans or all of the same Funding Period or Interest Period, as applicable, or (b) a Swingline Loan.
“Business Day” shall mean a day of the year on which banks are not required or authorized to close in New York, New York; provided, that in the case of matters relating to the Euro-Rate Portion of Revolving Credit Loans, to LIBOR-based Loans, to Absolute Rate Loans denominated in a currency other than Dollars, to SONIA Loans or to Swingline Loans, in each case, “Business Day” shall also include days on which dealings are carried on in the London interbank market (or, with respect to any Revolving Credit Loans which are denominated in Euro, a day upon which such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of the Euro is open for business) and banks are open for business in London and in the country of issue of the relevant currency; provided, further, when used with respect to the CDOR Option or a CDOR Loan, Business Day shall also exclude any day of the year on which banks are required or authorized to close in Toronto, Canada; provided, further, when used with respect to the SONIA Option or a SONIA Loan, Business Day shall also exclude any day of the year on which banks are required or authorized to close in London.
“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of GAAP immediately prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update

(the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement and the other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 5.01.
“Change of Control” shall mean the occurrence of either of the following:
(a)a “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as in effect on the date hereof) or group of persons (as so used), other than (i) any holding company as to which the Parent is or becomes a wholly-owned Subsidiary so long as the beneficial ownership (as determined pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934) of such holding company and, indirectly, the Parent, is, immediately after the Parent shall become such a wholly-owned Subsidiary of such Person, substantially identical to that of the Parent immediately prior to the Parent becoming such a wholly-owned Subsidiary of such Person (any such Person, a “Parent Holding Company”) or (ii) a trustee of an employee benefit plan sponsored solely by the Parent and/or a Parent Holding Company, is or becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934), directly or indirectly, of equity interests of the Parent representing more than 45% of the aggregate ordinary voting power of the Parent’s then-outstanding voting equity interests; or
(b)during any period of two consecutive years, the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by directors who were not (i) directors of the Parent at the beginning of such period, (ii) appointed by directors who were directors at the beginning of such period or by directors so appointed or (iii) nominated or approved for election to the board of directors of the Parent by directors described in the preceding clause (i) or (ii).
“CDOR” shall mean, for the relevant CDOR Funding Period, the Canadian deposit offered rate which, in turn means on any day, the sum of (x) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant CDOR Funding Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (y) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian Dollars for the applicable CDOR Funding Period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day. Notwithstanding the foregoing, in no event shall the CDOR be less than zero.
“CDOR Funding Period” shall have the meaning set forth in Section 2.06(b) hereof.
“CDOR Loan” shall mean any Loan, which bears interest at a rate based on the CDOR Option.
“CDOR Option” shall have the meaning set forth in Section 2.06(a)(iii) hereof.
“CDOR Portion” of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest under the CDOR Option or at a rate calculated by reference to the CDOR under Section 4.05(b)(i) hereof. If no Loan or Loans is specified, “CDOR Portion” shall refer to the CDOR Portion of all Loans outstanding at such time.
“Closing Date” shall mean the date on which the last of the conditions set forth in Section 6.01 hereof has been satisfied.
“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.
“Commitment” of a Lender shall mean the Revolving Credit Commitment and the Swingline Commitment of such Lender.
“Commitment Fee” shall have the meaning set forth in Section 2.05(a) hereof.
“Commitment Percentage” shall mean, with respect to any Lender, the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Committed Amount; provided that for purposes of Section 4.12 when a Defaulting Lender shall exist, “Commitment Percentage” shall mean the percentage of the Total Revolving Credit Commitment (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Committed Amount. If the Revolving Credit Commitments have terminated or expired, the Commitment Percentage of any Lender shall be the percentage of the Total Revolving Credit Exposure (disregarding any Defaulting Lender’s Revolving Credit Exposure, for purposes of Section 4.12) represented by such Lender’s Revolving Credit Exposure.
“Commitment Termination Date” shall mean the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.05(c) or Section 9.02.
“Communications” shall have the meaning set forth in Section 12.19 hereof.
“Competitive Bid Borrowing” shall have the meaning set forth in Section 3.02(a) hereof.

“Competitive Bid Expiration Date” shall mean March 31, 2026, or such later date as may be established as the Competitive Bid Expiration Date pursuant to Section 4.01 hereof.
“Competitive Bid Loan” or “Competitive Bid Loans” shall mean any or all loans provided for by Article III hereof.
“Competitive Bid Loan Maturity Date” shall have the meaning set forth in Section 3.03 hereof.
“Competitive Bid Loan Quote” shall mean an offer in accordance with Section 3.02(c) hereof by a Lender to make a Competitive Bid Loan.
“Competitive Bid Loan Quote Request” shall have the meaning set forth in Section 3.02(a) hereof.
“Competitive Bid Notes” shall mean the promissory notes of each Borrower executed and delivered pursuant to Section 2.02 and any promissory note issued in substitution therefor pursuant to Sections 4.10(b) or 12.14(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.
“Competitive Bid Register” shall have the meaning set forth in Section 3.06 hereof.
“Consolidated Book Net Worth” shall mean at any date the sum of (a) the Parent’s total equity (including total Parent’s shareholders’ equity and noncontrolling interests) as reported on the Parent’s most recently published consolidated balance sheet, plus (b) redeemable noncontrolling interest identified as Commitments and Contingencies on the Parent’s most recently published consolidated balance sheet.
        “Consolidated Subsidiary” shall mean a direct or indirect Subsidiary or joint venture of the Parent that is consolidated on the Parent’s most recently published consolidated balance sheet.
“Consolidated Total Debt” shall mean, at any date, the aggregate principal amount of all Indebtedness that would be reflected at such date as short-term borrowings, current portion of long-term debt or long-term debt on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP, excluding Limited Recourse Debt of any Project Finance Subsidiary.
“Contractual Currency” shall have the meaning set forth in Section 12.15(a) hereof.
“Corresponding Tenor” with respect to any Available Tenor, shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agents” shall mean BNP Paribas, Citibank, N.A., Deutsche Bank Securities Inc. and HSBC Bank USA, N.A. each in its capacity as syndication agent for the credit facility provided for in this Agreement.
“Credit Event” shall mean and include each of the making of a Loan, the issuance of a Letter of Credit and the Modification of a Letter of Credit.
“Daily Simple ~~SOFR~~RFR” shall mean, for any day, (a) with respect to Dollars, SOFR, and (b) with respect to Sterling, SONIA, in each case, with the conventions for this rate ~~(which will include a lookback)~~ being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body ~~for determining “Daily Simple SOFR” for syndicated business loans~~; provided, that in each case, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Defaulting Lender” shall mean any Lender that has (a) failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) fund any portion of its participations in Letters of Credit, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s reasonable determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Parent, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent (which request has been made based on the Administrative Agent’s reasonable belief that such Lender may not fulfill its funding obligation and a copy of which request has been sent to the Parent), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) been adjudicated as, or has been determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or has been determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment (unless in the case of any Lender referred to in this clause (e), the Parent and the Administrative Agent shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder) or

(f) become the subject of a Bail-In Action. Notwithstanding the foregoing, no Lender shall be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof or the exercise of control over such lender or Person controlling such Lender by a Governmental Authority or instrumentality thereof. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.12(g)) upon delivery of written notice of such determination to the Parent, each Issuer and each Lender.
“Designated Currencies” shall mean Dollars, Canadian dollars, ~~United Kingdom pounds sterling~~Sterling, Euros and any other lawful currency that is readily available, freely transferable and freely tradable ~~eurocurrency~~into Dollars, which has been proposed as a Designated Currency by the Parent and is approved in writing as a Designated Currency by all of the Lenders from time to time.
“Designated Equivalent Amount” of any Loan, Letter of Credit (or the undrawn face amount thereof) or LC Disbursement shall mean (a) with respect to a Loan, Letter of Credit or LC Disbursement denominated in Dollars, the equivalent in the applicable Designated Currency of the principal amount of such Loan or LC Disbursement or the undrawn face amount of such Letter of Credit in Dollars based upon the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency at 11:00 a.m., local time, on the date of determination and (b) with respect to a Loan, Letter of Credit or LC Disbursement denominated in such applicable Designated Currency, the principal amount of such Loan or LC Disbursement or the undrawn face amount of such Letter of Credit.
“Dollar”, “Dollars” and the symbol “$” shall mean lawful money of the United States of America.
    “Dollar Denominated Benchmark” shall mean the then-current Benchmark denominated in Dollars.
“Dollar Equivalent Amount” of any Loan, Letter of Credit (or the undrawn face amount thereof) or LC Disbursement shall mean (a) with respect to a Loan, Letter of Credit or LC Disbursement denominated in a currency other than Dollars, the equivalent in Dollars of the principal amount of such Loan or LC Disbursement or the undrawn face amount of such Letter of Credit in such currency based upon the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency at 11:00 a.m., local time, on the date of determination and (b) with respect to a Loan, Letter of Credit or LC Disbursement denominated in Dollars, the principal amount of such Loan or LC Disbursement or the undrawn face amount of such Letter of Credit.
“Domestic Consolidated Subsidiary” shall mean any Consolidated Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
    “Early Opt-in Election” shall mean,
(a)    if the then-current Benchmark is USD LIBOR, the occurrence of
    (1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
    (2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders; and
(b)    if the then-current Benchmark is not a Dollar Denominated Benchmark, the occurrence of:
    (1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that syndicated credit facilities denominated in the applicable Benchmark that is not a Dollar Denominated Benchmark being executed at such time, or that include language similar to that contained in Section 2.06(d)(v) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace such Benchmark, and
    (2)    the joint election by the Administrative Agent and the Borrower that an Early Opt-in Election has occurred and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, binding notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters as they relate to exposure to Hazardous Materials.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Parent or any Other Borrower, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period referred to in Section 4043(c) of ERISA is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Internal Revenue Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Plan or the failure by the Parent, any Other Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Parent, any Other Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (e) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA); (f) the receipt by the Parent, any Other Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Parent, any Other Borrower or any ERISA Affiliate of any liability under Section 4063 of ERISA with respect to the withdrawal from any Plan; or (h) the receipt by the Parent, any Other Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent, any Other Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in endangered or critical status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 or Title IV of ERISA).
“ESG Adjustment Amount” shall have the meaning set forth on Annex A to Schedule I hereto.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” shall mean the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, then the lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.
“Eurocurrency Liabilities” shall have the meaning set forth in the definition of Euro-Rate Reserve Percentage set forth in Section 1.01 hereof.
“Euro-Rate” shall mean, for any day for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period,
(i) the applicable ICE Benchmark Administration Interest Settlement Rate (or any other Person that takes over the administration of such rate, including NYSE EuroNext) for deposits in the applicable Designated Currency (other than Euros or Sterling) appearing on an internationally recognized service selected by the Administrative Agent, such as Reuters, for such Designated Currency at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Euro-Rate Funding Period, and having a maturity equal to such Euro-Rate Funding Period; provided that, if no such service for such Designated Currency is available to the Administrative Agent for any reason, the applicable Euro-Rate for the relevant Euro-Rate Funding Period shall instead be determined by the Administrative Agent as the rate at which the Administrative Agent could borrow funds in the London interbank market in the relevant currency and for the relevant Funding Period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that Funding Period, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Euro-Rate Funding Period; or
(ii) the Euro Interbank Offered Rate (or a comparable or successor rate ~~at which rate is~~ approved by the Administrative Agent) for deposits in Euros appearing on an internationally recognized service selected by the Administrative Agent, such as Reuters, for such Designated Currency at approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Euro-Rate Funding Period, and having a maturity equal to such Euro-Rate Funding Period.
Notwithstanding the foregoing, in no event shall the Euro-Rate be less than zero.
“Euro-Rate Funding Period” shall have the meaning set forth in Section 2.06(b) hereof.
“Euro-Rate Loan” shall mean any Loan, which bears interest at a rate based on the Euro-Rate Option.
“Euro-Rate Option” shall have the meaning set forth in Section 2.06(a)(ii) hereof.

“Euro-Rate Portion” of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 4.05(b)(i) hereof. If no Loan or Loans is specified, “Euro-Rate Portion” shall refer to the Euro-Rate Portion of all Loans outstanding at such time.
“Euro-Rate Reserve Percentage” shall mean for any day the percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Administrative Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency funding (currently referred to as “Eurocurrency Liabilities”) of a member bank in such System. The Euro-Rate shall be adjusted automatically with respect to any Revolving Credit Loans bearing interest with reference to the Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage, as of such effective date.
“Event of Default” shall mean any of the Events of Default described in Section 9.01 hereof.
“Excluded Taxes” shall have the meaning set forth in Section 4.09(h) hereof.
“Existing Agreement” shall mean the Parent’s existing Revolving Credit Agreement dated as of March 31, 2017, as amended by Amendment and Appointment of Successor Administrative Agent, dated as of September 28, 2018.
“Extension Request” shall have the meaning set forth in Section 4.01(a) hereof.
“FATCA” shall mean (a) Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), (b) any current or future regulations or official interpretations thereof, and (c) any agreement entered into pursuant to Section 1471(b)(1) of the Code or any intergovernmental agreements entered into in connection with the implementation of (a) and/or (b) and any rules or guidance implementing such agreements.
“Federal Funds Effective Rate” for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Administrative Agent (which determination shall be conclusive absent manifest error) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor); provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the weighted average of the quotations received on such day for such transactions by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, in no event shall the Federal Funds Effective Rate be less than zero.

“Fee Letters” shall mean the Arranger Fee Letter and the Mizuho Fee Letter.
“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.
“Funding Periods” shall have the meaning set forth in Section 2.06(b) hereof.
“Funding Segment” shall mean:
(a)with respect to the Euro-Rate Portion of the Revolving Credit Loans, at any time, the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time); and
(b)with respect to the CDOR Portion of the Revolving Credit Loans, at any time, the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)
“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time (including principles of consolidation where appropriate).
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” shall mean all Obligations from time to time of the Other Borrowers to the Administrative Agent and the Lenders.
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that in relevant form or concentration are regulated pursuant to any Environmental Law.
“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, other than deposits or advances in the ordinary course of business, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than current accounts payable and trade accounts and accrued expenses incurred in the ordinary course of business and other than customary reservations or retentions of title under agreements with suppliers entered in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services having the effect of a borrowing (other than (i) current accounts payable and trade accounts and accrued expenses incurred in the ordinary course of business and (ii) any noncompete agreement, purchase price adjustment, earnout or deferred payment of a similar nature), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the book value of such property when recourse is limited to such property, (f) all Guarantees by such Person in respect of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Parties” shall mean the Agents, the Issuers, the Lenders (including, for the avoidance of doubt, the Swingline Lenders), their respective Affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.
“Indemnified Taxes” shall have the meaning set forth in Section 4.09(c) hereof.
“Indenture” shall mean the Indenture dated as of April 30, 2020, between the Parent and The Bank of New York Mellon Trust Company, N.A.
“Initial Other Borrowers” shall mean the Subsidiaries of the Parent listed on Schedule II hereto.
“Initial Revolving Credit Committed Amount” shall have the meaning set forth in Section 2.01(a) hereof.

“Interest Period” shall mean with respect to any Competitive Bid Loan, the period commencing on the date such Competitive Bid Loan is made and ending on a date not less than seven days thereafter (with respect to any Absolute Rate Loan) or one, three or six months thereafter (with respect to any LIBO-Rate Loan), as the Parent may specify in the related Standard Notice or Competitive Bid Loan Quote Request as provided in Section 3.02(a) hereof; provided that:
(i)No Interest Period may end after the Revolving Credit Maturity Date or Competitive Bid Expiration Date;
(ii)Each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day or, in the case of an Interest Period for a LIBOR-based Loan, the term “month” shall be construed in accordance with prevailing practices in the interbank eurocurrency market at the commencement of such Interest Period; and
(iii)Notwithstanding clauses (i) and (ii) above, no Interest Period for any Competitive Bid Loan shall have a duration of less than seven days and, if the Interest Period for any Competitive Bid Loan would otherwise be a shorter period, such Competitive Bid Loan shall not be available hereunder.
“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuer” shall mean, as the context may require, (a) initially, each of Mizuho, BNP Paribas, Citibank, N.A., Deutsche Bank AG New York Branch and HSBC Bank USA, N.A. and (b) any new or replacement issuer of Letters of Credit named hereunder pursuant to Section 2.11(j) or Section 2.11(h), respectively, each in its capacity as an issuing bank of Letters of Credit issued by such Lender hereunder. With respect to any Letter of Credit or requested Letter of Credit or any amounts payable relating thereto, “Issuer” means the issuer thereof. An Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates (so long as the applicable Affiliate has been approved by the Parent, which approval will not be unreasonably withheld), in which case the term “Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuer Commitment” shall mean, with respect to any Issuer at any time, the amount set forth as its “Letter of Credit Committed Amount” on Schedule IV.B to issue Letters of Credit hereunder, as such amount may be increased, reduced or terminated pursuant to Section 2.11(h) or (j), as applicable.
“Issuer Exposure” shall mean, at any time with respect to any Issuer, the sum of (x) the aggregate undrawn amount at such time of all outstanding Letters of Credit issued by such Issuer plus (y) the aggregate amount at such time of all LC Disbursements relating to Letters of Credit issued by such Issuer that have not yet been reimbursed by or on behalf of the Parent or the Relevant Borrower.

“Judgment Currency” shall have the meaning set forth in Section 12.15(a) hereof.
“Law” shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.
“LC Disbursement” shall mean a payment made by any Issuer pursuant to a Letter of Credit.
“LC Exposure” shall mean, at any time, the sum of (x) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (y) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Parent or Relevant Borrower at such time. The LC Exposure of any Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.
“Lender” shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Sections 4.10 and 12.14 hereof pertaining to Persons becoming or ceasing to be Lenders. Unless the context clearly indicates otherwise, the term “Lender” includes the Swingline Lenders.
“Letter of Credit” shall mean a standby letter of credit issued pursuant to Section 2.11 hereof.
“Letter of Credit Fee” shall have the meaning set forth in Section 2.05(b) hereof.
“Letter of Credit Maturity Date” shall mean as defined in Section 2.11.
“Letter of Credit Sublimit” shall mean $400,000,000.
“Leverage Ratio” shall mean, at any time, the ratio of (a) the Consolidated Total Debt at such time to (b) the sum of (x) the Consolidated Total Debt at such time plus (y) the Consolidated Book Net Worth at such time.
“LIBO-Rate” shall mean, with respect to each LIBOR-based Loan, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over administration of such rate) appearing on Reuters “LIBOR 01” screen (or on any successor or substitute page of such Reuters screen providing rate quotations comparable to those currently provided on such page of such Reuters screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates for deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the making of such Loan, as the rate for the offering of the relevant currency deposits with a maturity comparable to the Interest Period of such LIBOR-based Loan; provided that, if no such service is available to the Administrative Agent for any reason, the applicable LIBO-Rate for the relevant currency shall instead be determined by the Administrative Agent as the rate at which the Administrative Agent could borrow funds in the London interbank market in the relevant currency and for the relevant Interest Period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that Interest Period, at approximately 11:00 a.m. (London time) two

Business Days prior to the day such Loan is to be made for delivery. Notwithstanding the foregoing, in no event shall the LIBO-Rate be less than zero.
“LIBOR Auction” shall mean a solicitation of Competitive Bid Loan Quotes setting forth LIBOR-based Margins based on the LIBO-Rate pursuant to Article III hereof.
“LIBOR Market Index Rate” shall mean, for any day, the rate for one (1) month U.S. dollar deposits as reported on Reuters Screen LIBOR01 (or any applicable successor page) as of 11:00 a.m., London time, for such day; provided, (i) if such day is not a Business Day, the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation) and (ii) if such rate shall be less than zero, such rate shall be deemed to be zero.
“LIBOR-based Loans” shall mean Competitive Bid Loans the interest rates of which are determined on the basis of the LIBO-Rate pursuant to a LIBOR Auction.
“LIBOR-based Margin” shall have the meaning set forth in Section 3.02(c)(ii)(C).
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Recourse Debt” shall mean indebtedness of a Project Finance Subsidiary as to which, at the time a determination is being made, the holder of such indebtedness has recourse, with respect to such indebtedness, solely against the assets it has financed or the cash flows therefrom and does not have direct or indirect recourse (through a guarantee, keepwell or otherwise) against the Parent, any other Subsidiary or any of their assets other than the stock (or similar equity interest) of such Project Finance Subsidiary.
“Liquidation Currency” shall have the meaning set forth in Section 12.15(b)(i) hereof.
“Loan” shall mean any loan by a Lender under this Agreement, whether a Revolving Credit Loan, a Competitive Bid Loan or a Swingline Loan and “Loans” shall mean all Revolving Credit Loans, all Competitive Bid Loans and all Swingline Loans made by Lenders under this Agreement.
“Loan Documents” shall mean this Agreement, the Notes, the Borrower Accession Instruments, the Assignment Agreements and the Notices of Assignment.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, (b) the ability of the Parent to perform its payment obligations under this Agreement and the other Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent or the Lenders hereunder or thereunder.
“Mizuho” shall mean Mizuho Bank, Ltd. and its successors.
“Mizuho Fee Letter” shall mean the Mizuho Fee Letter dated March 1, 2021 between the Parent and Mizuho.
“Modify” and “Modification” shall have the meaning set forth in Section 2.11(a).
“Moody’s” shall have the meaning set forth in Schedule I hereto.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“National Currency Unit” shall mean the unit of currency (other than a Euro unit) of each member of the European Union that participates in the third stage of Economic and Monetary Union.
“Non-Consenting Lender” shall have the meaning set forth in Section 12.03 hereof.
“Nonextending Lender” shall have the meaning set forth in Section 4.01(b) hereof.
“Note” or “Notes” shall mean the Revolving Credit Note(s) or the Competitive Bid Note(s), as the case may be.
“Notional Funding Office” shall have the meaning given to that term in Section 4.10(a) hereof.
“Obligations” shall mean all indebtedness, obligations and liabilities of each of the Borrowers to any Lender or the Administrative Agent from time to time arising under or evidenced by or secured by this Agreement or any other Loan Document, and all extensions or renewals thereof, whether such indebtedness, obligations or liabilities are direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loans, reimbursement obligations with respect to Letters of Credit, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions or renewals thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

“Option” shall mean the Base Rate Option, the Euro-Rate Option, the SONIA Option or the CDOR Option as the case may be.
“Other Borrower Removal Notice” shall mean an Other Borrower Removal Notice substantially in the form of Exhibit G hereto, as amended, modified or supplemented from time to time.
“Other Borrowers” shall mean the Initial Other Borrowers and each other wholly-owned Subsidiary of the Parent which becomes a party to this Agreement by the execution and delivery by such Subsidiary and the Parent to the Administrative Agent of a Borrower Accession Instrument and the other documentation referred to in such Borrower Accession Instrument, but shall not include any Subsidiary of the Parent that (a) the Administrative Agent reasonably determines would violate any law, regulation or order of any Governmental Authority (to include, without limitation, applicable “know your customer” and anti-money laundering rules and regulations and the USA PATRIOT Act) or any internal regulation or policy of the Administrative Agent or (b) ceases to be a party to this Agreement upon (i) the execution and delivery by such Subsidiary and the Parent to the Administrative Agent of an Other Borrower Removal Notice, (ii) the repayment in full in cash of all Obligations owed by such Subsidiary and (iii) the expiry or cancellation of all Letters of Credit issued for its account.
“Other Taxes” shall have the meaning set forth in Section 4.09(b).
“Parent” shall mean Air Products and Chemicals, Inc., a Delaware corporation.
“Participant Register” shall have the meaning set forth in Section 12.14(b) hereof.
“Participants” shall have the meaning set forth in Section 12.14(b) hereof.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Person” shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.
“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA, Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Parent, any Other Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning set forth in Section 12.19 hereof.
“Portion” shall mean the Base Rate Portion, the Euro-Rate Portion, the SONIA Portion or the CDOR Portion, as the case may be.

“Potential Event of Default” shall mean any event or circumstance which with giving of notice or lapse of time, or any combination of the foregoing, would constitute an Event of Default.
“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Principal Property” shall mean any manufacturing plant, research facility or warehouse owned or leased by the Parent or any Subsidiary which is located within the United States of America and has a net book value exceeding 3% of the total assets of the Parent and its consolidated Subsidiaries, as shown on the audited balance sheet in the latest annual report to shareholders of the Parent; provided, however, that the term “Principal Property” shall not include any such plant, facility or warehouse or portion thereof which the board of directors of the Parent by resolution declares is not of material importance to the total business conducted by the Parent and its Subsidiaries as an entirety.
“Project Finance Subsidiary” shall mean any Subsidiary of the Parent formed or utilized for the primary purpose of owning or operating specific assets, the acquisition of which, to the extent financed, is financed solely by Limited Recourse Debt.
“Pro Rata” shall mean, with respect to each Lender: (a) in the case of payments of Commitment Fees, participation fees with respect to Letters of Credit, participations in Letters of Credit and unreimbursed LC Disbursements, reductions pursuant to Section 2.05(c) hereof of the Revolving Credit Committed Amounts and indemnification payments under Section 11.07 hereof, ratably in accordance with such Lender’s Commitment Percentage and (b) in the case of payments and prepayments of principal of and interest on, and conversions and renewals of interest rate Options with respect to, any particular Revolving Credit Loans, ratably in accordance with such Lender’s percentage share of such Revolving Credit Loans.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Debt Rating” shall mean, as of any date, the rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Parent.
    “Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” shall have the meaning set forth in Section 12.14(d) hereof.

“Regular Payment Date” shall mean the last Business Day of each March, June, September and December.
“Related Litigation” shall have the meaning set forth in Section 12.16(b) hereof.
“Relevant Borrower” shall mean (a) with respect to a Loan or a proposed Loan, the Borrower to which such Loan was made or is proposed to be made, as the case may be and (b) with respect to a Letter of Credit or a requested Letter of Credit, the Borrower which has requested the issuance of such Letter of Credit and for whose account such Letter of Credit is issued or requested to be issued, as the case may be.
    “Relevant Governmental Body” shall mean (i) with respect to the Dollar Denominated Benchmark, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto or (ii) with respect to any Benchmark denominated in a currency other than Dollars, (a) the central bank for the currency in which such Benchmark is denominated or any central bank or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark or (B) the administrator of such Benchmark, (3) a group of those central banks or other supervisors, (4) the Financial Stability Board or any part thereof, (5) an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), (6) a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or (7) a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component).
“Replacement Lender” shall have the meaning set forth in Section 4.01(b) hereof.
“Required Lenders” shall mean, at any time prior to the termination or expiration of the Commitments, Lenders which have Revolving Credit Committed Amounts constituting, in the aggregate, at least a 50.1% of the Total Revolving Credit Commitment at such time and shall mean, at any time thereafter, Lenders which have outstanding Loans (other than Swingline Loans), Swingline Exposure and LC Exposure constituting, in the aggregate, at least a majority of all Loans, Swingline Exposure and LC Exposure outstanding at such time.
“Requisite Extending Lenders” shall mean at any time Lenders having Revolving Credit Committed Amounts constituting at least a majority of the Revolving Credit Committed Amounts of all Lenders at such time.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Subsidiary” shall mean any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America and (b) which owns or leases a Principal Property.
“Revolving Credit Committed Amount” shall mean, with respect to any Lender at any time, the amount set forth as its “Revolving Credit Committed Amount” on Schedule IV.A to make Revolving Credit Loans hereunder (and to acquire participation in Swingline Loans and Letters of Credit as provided for herein), as such amount may have been reduced pursuant to Section 2.05(c) or increased pursuant to Section 2.10 hereof at such time, and subject to transfer to or from another Lender as provided in Section 12.14 hereof.
“Revolving Credit Commitment” shall mean the commitment of such Lender in an amount equal to its Revolving Credit Committed Amount to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans in accordance with the terms hereof.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans plus its LC Exposure at such time plus its Swingline Exposure at such time.
“Revolving Credit Loans” shall have the meaning set forth in Section 2.01(a) hereof.
“Revolving Credit Maturity Date” shall mean March 31, 2026, as such date may be extended (solely with respect to Lenders consenting thereto) pursuant to Section 4.01 hereof.
“Revolving Credit Notes” shall mean the promissory notes of each Borrower executed and delivered pursuant to Section 4.10(b), the promissory notes of each Borrower executed and delivered pursuant to Section 2.02, and any promissory note issued in substitution therefor pursuant to Sections 4.10(b) or 12.14(c) hereof, together with all extensions or renewals thereof in whole or part.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government, including those administered by OFAC or the United States Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself, or whose government is, the subject or target of comprehensive Sanctions broadly restricting or prohibiting dealings with such country, region, territory or government (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in, or any Governmental Entity or governmental instrumentality of, a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) and (b), in each case, to the extent dealings are prohibited or restricted with such Person under Sanctions.
“S&P” shall have the meaning set forth in Schedule I hereto.
“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
    “SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.¶
    “SONIA” shall mean, for any Business Day, the Sterling Overnight Index Average Reference Rate for deposits in Sterling appearing on an internationally recognized service selected by the Administrative Agent, such as Reuters, for such Designated Currency at approximately 11:00 a.m. (London time) five Business Days prior to such Business Day. Notwithstanding the foregoing, in no event shall SONIA be less than zero.¶
    “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). ¶
    “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. ¶
    “SONIA Loan” shall mean any Loan, which bears interest at a rate based on the SONIA Option.¶
    “SONIA Option” shall have the meaning set forth in Section 2.06(a)(iii) hereof.¶
    “SONIA Portion” of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the SONIA Option or at a rate calculated by reference to SONIA under Section 4.05(b)(i) hereof. If no Loan or Loans is specified, “SONIA Portion” shall refer to the SONIA Portion of all Loans outstanding at such time.
“Standard Notice” shall mean an irrevocable notice, substantially in the form of Exhibit I hereto, provided to the Administrative Agent on a Business Day which is:

(i)At least three Business Days in advance in the case of selection of, conversion to or renewal of the Euro-Rate Option or prepayment of any Euro-Rate Portion that is denominated in Dollars;
(ii)At least four Business Days in advance in the case of selection of, conversion to or renewal of the Euro-Rate Option or prepayment of any Euro-Rate Portion that is denominated in a currency other than Dollars;
(iii)At least four Business Days in advance in the case of selection of, conversion to or renewal of the CDOR Option or prepayment of any CDOR Portion that is denominated in Canadian Dollars; ¶
(iv)At least four Business Days in advance in the case of selection of, conversion to or renewal of the SONIA Option or prepayment of any SONIA Portion that is denominated in Sterling
(v)~~(iv)~~ On the same Business Day in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of Base Rate Portion; and
(vi)~~(v)~~ On the same Business day in the case of a borrowing of Swingline Loans.
Standard Notice must be provided no later than (a) 11:00 a.m., New York time, on the last day permitted for such notice in the case of notices delivered pursuant to clauses (i), (ii), (iii) and (~~iii~~iv) above, (b) 10:00 a.m., New York time, on the last day permitted for such notice in the case of notices delivered pursuant to clause (~~iv~~v) above and (c) 2:00 p.m., New York time, on the last day permitted for such notice in the case of notices delivered pursuant to clause (~~v~~vi) above.¶
“Sterling” or “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person shall mean (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Parent.
“Successor Borrower” shall have the meaning set forth in Section 9.01(f) hereof.
“Sustainability Structuring Agent” shall mean Mizuho.
“Swingline Commitment” shall mean, with respect to any Swingline Lender at any time, the amount set forth as its “Swingline Loans Committed Amount” on Schedule IV.C to

fund Swingline Loans hereunder, as such amount may be increased, reduced or terminated pursuant to Section 2.11(e) or (f), as applicable.
“Swingline Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.
“Swingline Lender” shall mean, as the context may require, (a) Mizuho in its capacity as Lender of Swingline Loans hereunder and (b) any other Lender that is reasonably acceptable to the Borrowers and the Administrative Agent that may become a Swingline Lender pursuant to Section 2.04(e) or 2.04(f), each in its capacity as lender of Swingline Loans made by such Lender hereunder.
“Swingline Loan” shall mean a Loan made pursuant to Section 2.04.
“Swingline Sublimit” shall mean $100,000,000.
“Taxes” shall have the meaning set forth in Section 4.09(a) hereof.
“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” shall mean a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” shall mean, solely with respect to the Dollar Denominated Benchmark, the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.06(d)(v) that is not Term SOFR.
“Total Revolving Credit Commitment” shall mean, at any time, the aggregate Revolving Credit Committed Amounts of all Lenders at such time.
“Total Revolving Credit Exposure” shall mean, at any time, the aggregate Revolving Credit Exposure of all Lenders at such time.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.
“USD LIBOR” shall mean the London interbank offered rate for Dollars.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Withholding Agent” shall mean the Parent, each Other Borrower, the Administrative Agent, and in the case of a payment to a Participant such term shall also mean the Lender selling the applicable participation interest.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; “or” has the inclusive meaning represented by the phrase “and/or”; and “property” includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to “determination” (and similar terms) by the Administrative Agent or by any Lender include reasonable and good faith estimates by the Administrative Agent or by such Lender (in the case of quantitative determinations) and good faith beliefs by the Administrative Agent or by such Lender (in the case of qualitative determinations). Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) any definition of or reference to any Laws shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor

Laws). The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, clause, exhibit, paragraph and schedule references are to this Agreement unless otherwise specified.
Section 1.03Accounting Principles. All computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with, and all accounting or financial terms shall have the meanings ascribed to such terms by, GAAP as in effect from time to time; provided that if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Parent at “fair value” as defined therein.
Section 1.04Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Article II

THE REVOLVING CREDIT LOANS
Section 2.01Revolving Credit Commitments.
(a)Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make loans (other than Swingline Loans) in Designated Currencies (the “Revolving Credit Loans”) to the Parent or to an Other Borrower from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date; provided that:

(i)a Lender shall have no obligation to make any Revolving Credit Loan to the extent that, upon the making of such Revolving Credit Loan, the aggregate Dollar Equivalent Amount of such Lender’s Revolving Credit Exposure would exceed such Lender’s Revolving Credit Committed Amount; and
(ii)no Revolving Credit Loans shall be made hereunder to the extent that such Revolving Credit Loans would cause the Dollar Equivalent Amount of the Total Revolving Credit Exposure and Competitive Bid Loans then outstanding to exceed the Total Revolving Credit Commitment.
(b)Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder. Each Revolving Credit Loan shall be made to a single Borrower and shall be made in one of the Designated Currencies selected by the Parent in accordance with this Article II.
(c)Maturity. To the extent not due and payable earlier, the applicable Borrower shall repay the Revolving Credit Loans on the Revolving Credit Maturity Date.
Section 2.02Noteless Agreement; Evidence of Indebtedness.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Loan and Competitive Bid Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, and the Funding Period or Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender’s share thereof.
(c)The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded (absent manifest error); provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(d)Any Lender may request that its Revolving Credit Loans be evidenced by a promissory note in substantially the form of Exhibit A and that its Competitive Bid Loans be evidenced by a promissory note in substantially the form set forth in Exhibit B. In such event, the Borrowers shall prepare, execute and deliver to such Lender such Notes payable to the order of such Lender. Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.14) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.14, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.
Section 2.03Making of Revolving Credit Loans.
(a)Procedures. Whenever the Parent desires that the Lenders make Revolving Credit Loans, the Parent shall provide Standard Notice to the Administrative Agent setting forth the following information:
(i)the identity of the Relevant Borrower;
(ii)the date, which shall be a Business Day, on which such proposed Loans are to be made;
(iii)the Designated Currency in which such proposed Loans are to be made and the aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (iv) of this Section 2.03(a) and which (A) in the case of Loans denominated in Dollars shall be an integral multiple of $1,000,000 and not less than $5,000,000 and (B) in the case of Loans denominated in a Designated Currency shall have an aggregate Dollar Equivalent Amount not less than $5,000,000 and shall be an integral multiple of the amount determined by the Administrative Agent from time to time to be the basic unit in which such currency is traded in the eurocurrency market; provided that in the case of Loans made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.11(d), such Loans may be in the amount of such LC Disbursement;
(iv)the interest rate Option or Options selected in accordance with Section 2.06(a) hereof and the principal amounts selected in accordance with Section 2.06(c) hereof of the Base Rate Portion and SONIA Portion and each Funding Segment of the Euro-Rate Portion and CDOR Portion of such proposed Loans; and
(v)with respect to each such Funding Segment of such proposed Loans, the Funding Period to apply to such Funding Segment, selected in accordance with Section 2.06(b) hereof.
Standard Notice having been so provided, the Administrative Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender’s Loan, calculated in accordance with Section 2.03(b). Unless any applicable condition specified in Article VI hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Loan available to the Administrative Agent at the Administrative Agent’s Office, no later than 12:00 Noon, New York time, in funds immediately available. The Administrative Agent will make the funds so received available to the Relevant Borrower in funds immediately available; provided that the Administrative Agent shall pay the proceeds of Loans made to finance the reimbursement of an LC Disbursement as contemplated by Section 2.11(d) directly to the applicable Issuer. This Section 2.03(a) shall not apply to Swingline Loans.
(b)Making of Revolving Credit Loans Ratably. Revolving Credit Loans shall be made by the Lenders ratably in accordance with their respective Commitment Percentages.
(c)Revolving Credit Loans to be Made in Euro. If any Revolving Credit Loan would, but for the provisions of this Section 2.03(c), be capable of being made in either the Euro or in a National Currency Unit, such Revolving Credit Loan shall be made in the Euro.
Section 2.04Swingline Loans.
(a)Swingline Loans Generally. Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make one or more Swingline Loans to the Parent and any Borrower that is a Domestic Subsidiary in Dollars from time to time on any Business Day during the period from the Closing Date until the Commitment Termination Date applicable to such Swingline Lender in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans made by all Swingline Lenders exceeding the Swingline Sublimit, (ii) the Dollar Equivalent Amount of the Total Revolving Credit Exposure exceeding the Dollar Equivalent Amount of the Total Revolving Credit Commitments, (iii) the Swingline Exposure of the applicable Swingline Lender exceeding its Swingline Commitment or (iv) the Dollar Equivalent Amount of the Revolving Credit Exposure of any Lender exceeding the Dollar Equivalent Amount of the Revolving Credit Committed Amount of such Lender; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Each Swingline Loan shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent and any Borrower that is a Domestic Subsidiary may borrow, prepay and reborrow Swingline Loans.
(b)Borrowing Procedure. To request a Swingline Loan from any Swingline Lender, the Parent (on its behalf or on behalf of any Borrower that is a Domestic Subsidiary) shall notify such Swingline Lender of such request by telephone not later than 2:00 p.m. New York City time on the day of the proposed Swingline Loan. Each such telephonic notice shall be irrevocable and shall be confirmed immediately in writing, or by facsimile transmission or electronic messaging system, by delivery to such Swingline Lender (with a copy to the Administrative Agent) of Standard Notice. Each such telephonic and written Standard Notice shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan, the name of the Borrower (which shall be the Parent or a Borrower that is a Domestic Subsidiary) and the location and number of the account of the applicable Borrower to which funds are to be disbursed. Such Swingline Lender shall make each Swingline Loan in the amount thereof requested by such Borrower in the Standard Notice by means of a wire transfer to the account specified in such Standard Notice by 4:00 p.m. New York City time on the requested date of such Swingline Loan. Each Swingline Lender shall give prompt notice to the Administrative Agent of the making of, and receipt from the Borrower of any payment with respect to, any Swingline Loan of such Swingline Lender.
(c)Refinancing of Swingline Loans.
(i)Any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m. New York City time on any Business Day may request, on behalf of the Parent (which hereby irrevocably authorizes each Swingline Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Commitment Percentage of such Swingline Lender’s amount of the applicable Swingline Loans then outstanding. Such written notice shall be deemed to be a Standard Notice for purposes hereof and made in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Credit Commitments and the conditions set forth in Section 6.02. Such notice shall specify the aggregate amount of the Swingline Loans in which the Lenders will be required to make Base Rate Loans. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice the name of the requesting Swingline Lender and such Lender’s Commitment Percentage of such Swingline Loans. Each Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Standard Notice available to the Administrative Agent in same day funds for the account of the applicable Swingline Lender at the Administrative Agent’s Office in accordance with Section 2.04(c)(iii), whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Parent in such amount. The Administrative Agent shall remit the funds so received to the applicable Swingline Lender.
(ii)If for any reason any Swingline Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the applicable Swingline Lender as set forth herein shall be deemed to be a request by such Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loans and each Lender’s payment to the Administrative Agent for the account of such Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. Notwithstanding anything to the contrary contained herein such Lender’s participation shall bear interest at the Base Rate plus the Applicable Margin (plus the rate set forth in Section 4.05(b)(ii) hereof, if applicable).
(iii)Each Lender hereby absolutely and unconditionally agrees to make refinancing Base Rate Loans or otherwise pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Commitment Percentage of such Swingline Loans. Each Lender acknowledges and agrees that, in making any Swingline Loan, each Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Parent and the

Borrowers deemed made pursuant to Section 6.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the Required Lenders shall have notified such Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 6.02 would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event any Swingline Lender shall have received any such notice, no Swingline Lender shall have any obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Lender further acknowledges and agrees that its obligation to make Base Rate Loans or acquire and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Potential Event of Default, an Event of Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, counterclaim, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this Section 2.04(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.03(a) with respect to Loans made by such Lender (and Section 2.03(a) shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this Section 2.04(c)), and the Administrative Agent shall promptly remit to such Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Parent of any Base Rate Loans made to refinance, and participations acquired in, any Swingline Loan pursuant to this Section 2.04(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by any Swingline Lender from any Borrower (or other Person on behalf of any Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.04(c) and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower for any reason. Neither the making of Base Rate Loans or the purchase of participations in a Swingline Loan pursuant to this Section 2.04(c) shall relieve any Borrower of its obligation to repay such Swingline Loan, together with interest as provided herein.
(iv)If any Lender fails to make available to the Administrative Agent for the account of the applicable Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swingline Lender shall be entitled to recover from such Lender (acting through the

Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swingline Lender at a rate per annum equal to the greater of (x) the Federal Funds Effective Rate and (y) an overnight rate determined by the such Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (excluding interest and fees as aforesaid) shall constitute such Lender’s Base Rate Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the applicable Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iv) shall be conclusive absent manifest error.
(d)Repayment of Swingline Loans. Each Borrower hereby promises to pay to each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of (x) the Commitment Termination Date applicable to such Swingline Lender and (y) the date that is ten (10) Business Days after such Swingline Loan is made; provided that on each date that a Borrowing is made, the Borrowers shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested. To the extent not due and payable earlier, the applicable Borrower shall repay the Swingline Loans on the Revolving Credit Maturity Date.
(e)Additional Swingline Lenders. Parent may, at any time and from time to time with the consent of the Administrative Agent and such Lender, designate in writing one or more additional Lenders to act as a swingline lender under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to loan fundings, payments and interest payment dates of Swingline Loans by such additional swingline lender. Any Lender designated as a swingline lender pursuant to this paragraph (e) shall be set forth in an updated Schedule IV.C and be deemed to be a “Swingline Lender” (in addition to being a Lender) in respect of Swingline Loans issued or to be issued by such Lender, and, with respect to such Swingline Loan, such term shall thereafter apply to such additional Swingline Lender and such Lender.
(f)Removal of a Swingline Lender. Any Swingline Lender may be removed at any time by the Parent by notice to the Swingline Lender, the Administrative Agent and the Lenders. The Administrative Agent shall notify the Lenders of any such removal of a Swingline Lender. At the time such removal shall become effective, the Borrowers shall pay all accrued and unpaid fees and other amounts due to such retiring Swingline Lender. The acceptance of any appointment as a Swingline Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Parent and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Swingline Lender shall be set forth in an updated Schedule IV.C and shall have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans to be made by it thereafter and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the removal of a Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans funded by it prior to such removal, but shall not be required to fund any additional Swingline Loans.
Section 2.05Fees; Reduction of the Revolving Credit Committed Amounts.
(a)Commitment Fee. The Parent shall pay to the Administrative Agent for the account of each Lender a fee (the “Commitment Fee”) for each day from and including the Closing Date and to but not including the date that such Lender’s Revolving Credit Commitment is terminated. Such fee shall be payable on the unused amount of such Lender’s Revolving Credit Committed Amount on such day and shall accrue at the applicable rate per annum for such day set forth on Schedule I under the caption “Commitment Fee Rate”, in each case as adjusted by the ESG Adjustment Amount. Commitment Fees shall be due and payable for the preceding period for which such fees have not been paid on each Regular Payment Date and on the date on which the Revolving Credit Commitments terminate. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. For purposes of calculating the Commitment Fee only, no portion of the Commitments shall be deemed utilized as a result of outstanding Swingline Loans.
(b)Letter of Credit Fees. The Parent agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Euro-Rate Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) in respect of such Letter of Credit during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuer a fronting fee, which shall accrue at a rate per annum separately agreed between the Parent and such Issuer (or such Issuer’s Affiliate, if applicable) on the average daily amount of the LC Exposure associated with Letters of Credit issued by such Issuer (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees (together, “Letter of Credit Fees”) shall be payable in arrears on each Regular Payment Date, the date on which the Revolving Credit Commitments terminate and thereafter on demand. Any other fees payable to the Issuer pursuant to this paragraph shall be payable within 10 days after demand. All Letter of Credit Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
(c)Optional Reduction of the Revolving Credit Committed Amounts. The Parent may at any time or from time to time reduce Pro Rata the Revolving Credit Committed Amounts of the Lenders to an aggregate amount (which may be zero) not less than the sum of the aggregate Dollar Equivalent Amounts of the Revolving Credit Exposures and Competitive Bid Loans then outstanding plus the aggregate Dollar Equivalent Amount of all Revolving Credit Loans, Letters of Credit and Competitive Bid Loans not yet made as to which notice has been given by the Parent under Section 2.03, 2.11(b) or 3.02 hereof, as the case may be. Any reduction of the Revolving Credit Committed Amounts shall be in an aggregate amount which is an integral multiple of $20,000,000 or the Total Revolving Credit Commitment. Reduction of the Revolving Credit Committed Amounts shall be made by providing not less than three Business Days’ notice to such effect to the Administrative Agent. Such notice of reduction shall be irrevocable; provided that such a notice delivered by the Parent may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. After the date specified in such notice which is not so revoked the Commitment Fee shall be calculated upon the Revolving Credit Committed Amounts as so reduced. The Administrative Agent will promptly send copies of such notice to the Lenders.
Section 2.06Interest Rates.
(a)Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day from and including the date on which funds are made available to the Relevant Borrower by the Administrative Agent and to but excluding the date of repayment on one or more bases selected by the Parent from among the interest rate Options set forth below; provided, however, that (~~w~~v) the Base Rate Option may not be selected to apply to Revolving Credit Loans which are denominated in a currency other than Dollars, (~~x~~w) the Euro-Rate Option may not be selected to apply to Revolving Credit Loans which are denominated in Canadian Dollars or Sterling, (~~y~~x) a CDOR Option shall apply to all Revolving Credit Loans denominated in Canadian Dollars (and only those Loans), (y) a SONIA Option shall apply to all Revolving Credit Loans denominated in Sterling (and only those Loans) and (z) the LIBOR Market Index Rate shall apply to all Swingline Loans (and only those Loans). Subject to the provisions of this Agreement, the Parent may select different Options to apply simultaneously to different Portions of the Revolving Credit Loans and may select different Funding Segments to apply simultaneously to different parts of each of the Euro-Rate Portion, SONIA Portion and the CDOR Portion of the Revolving Credit Loans. The aggregate number of Funding Segments applicable to all of the Euro-Rate Portions, SONIA Portions and CDOR Portions of the Revolving Credit Loans at any time shall not exceed six unless otherwise permitted by the Administrative Agent.
(i)Base Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to (x) the Base Rate for such day (or 365 or 366 days, as the case may be, in the case of Base Rate Loans where interest is based on the Prime Rate) plus (y) the Applicable Margin for such day (the “Base Rate Option”).
(ii)Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed ~~or, in the case of Loans denominated in U.K. pounds sterling, computed on the basis of a year of 365 or 366 days, as the case may be~~) for each day equal to (x) the rate per annum determined in good faith by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (1) the Euro-Rate for such day by (2) a number equal to 1.00 minus the Euro-Rate Reserve Percentage, if any, for such day plus (y) the Applicable Margin for such day (the “Euro-Rate Option”).
(iii)CDOR Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to (x) the rate per annum determined in good faith by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as the CDOR plus (y) the Applicable Margin for such day (the “CDOR ~~Rate~~ Option”).¶
(iv)SONIA Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to (x) the rate per annum determined in good faith by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as Daily Simple RFR with respect to Sterling plus (y) the Applicable Margin for such day (the “SONIA Option”)
(v)~~(iv)~~ Swingline Loans: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to (x) the LIBOR Market Index Rate plus (y) the Applicable Margin for such day; provided that Swingline Loans that have been refinanced in accordance with Section 2.04(c)(i) shall bear interest in accordance with the Base Rate Option.
The Administrative Agent shall give prompt notice to the Parent and to the Lenders of the Base Rate, Euro-Rate, Daily Simple RFR with respect to Sterling, CDOR Rate or LIBOR Market Index Rate so determined.
(b)Funding Periods. At any time when the Parent shall select, convert to or renew the Euro-Rate Option to apply to any part of the Revolving Credit Loans, the Parent shall specify one or more periods (the “Euro-Rate Funding Periods”) during which each such Option shall apply, such Euro-Rate Funding Periods being one, three or six months; provided that (i) each Euro-Rate Funding Period shall begin on a Business Day, and the term “month”, when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurocurrency market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Administrative Agent (which determination shall be conclusive); and (ii) the Parent may not select a Euro-Rate Funding Period that would end after the Revolving Credit Maturity Date. At any time when the Parent shall select, convert to or renew the CDOR Option to apply to any part of the Revolving Credit Loans, the Parent shall specify one or more periods (the “CDOR Funding Periods”) during which each such Option shall apply, such CDOR Funding Periods being one, two~~,~~ or three ~~or six~~ months; provided that (i) each CDOR Funding Period shall begin on a Business Day, and the term “month”, when used in connection with a CDOR Funding Period, shall be construed in accordance with prevailing practices in the relevant market at the commencement of such CDOR

Funding Period, as determined in good faith by the Administrative Agent (which determination shall be conclusive); and (ii) the Parent may not select a CDOR Funding Period that would end after the Revolving Credit Maturity Date. The term “Funding Period” shall mean a CDOR Funding Period or a Euro-Rate Funding Period, as applicable.
(c)Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Revolving Credit Loans shall be either:
(i)in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Revolving Credit Loans, or the aggregate principal amount of each Funding Segment of the Euro-Rate Portion of the Revolving Credit Loans, shall be (A) in the case of Revolving Credit Loans denominated in Dollars, $5,000,000 or a higher integral multiple of $1,000,000 and (B) in the case of Revolving Credit Loans denominated in a currency other than Dollars, an amount the Dollar Equivalent Amount of which is greater than $5,000,000 and which is an integral multiple of the amount determined by the Administrative Agent from time to time to be the basic unit in which such currency is funded in the eurocurrency market; or
(ii)in the case of a prepayment by any Borrower, if the principal amount of the Base Rate Portion of the Revolving Credit Loans, the principal amount of the SONIA Portion of the Revolving Credit Loans or the aggregate principal amount of a Funding Segment of the Euro-Rate Portion or CDOR Portion of the Revolving Credit Loans is a Dollar Equivalent Amount of less than $5,000,000, in a principal amount equal to such principal amount.
(d)Euro-Rate, Daily Simple RFR or CDOR Unascertainable; Impracticability.
(i)If (A) on any date on which a Euro-Rate, Daily Simple RFR (with respect to Sterling) or CDOR would otherwise be set the Administrative Agent shall have determined in good faith (which determination shall be conclusive absent manifest error) that:
(1)adequate and reasonable means do not exist for ascertaining such Euro-Rate, Daily Simple RFR or CDOR, as applicable, or
(2)a contingency has occurred which materially and adversely affects the interbank eurocurrency market for the relevant currency, or
(3)the effective cost to the Required Lenders of funding a proposed Funding Segment of the Euro-Rate Portion or CDOR Portion, as applicable, shall exceed the Euro-Rate or CDOR applicable to such Funding Segment, or

(B)at any time any Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the Euro-Rate Portion, SONIA Portion or CDOR Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law); then, and in any such event, the Administrative Agent or such Lender, as the case may be, may notify the Parent of such determination (and any Lender giving such notice shall notify the Administrative Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Parent to select, convert to or renew the Euro-Rate Option, SONIA Option or CDOR Option, as applicable, with respect to the relevant currency or currencies shall be suspended until the Administrative Agent or such Lender, as the case may be, shall have later notified the Parent (and any Lender giving such notice shall notify the Administrative Agent) of the Administrative Agent’s or such Lender’s determination in good faith (which determination shall be conclusive absent manifest error) that the circumstance giving rise to such previous determination no longer exist.
(ii)If any Lender notifies the Parent of a determination under clause (B) of Section 2.06(d)(i), (I) the Euro-Rate Portion or CDOR Portion of the Loans of such Lender (the “Affected Lender”) shall, subject to Section 4.08(c) hereof, (i) be automatically converted to the Base Rate Option, in the case of Revolving Credit Loans denominated in Dollars, or (ii) be repaid by the Relevant Borrower, in the case of Revolving Credit Loans denominated in a currency other than Dollars, on the last day of the then current Funding Period with respect to such Loans (in the case of a determination that the making, maintenance or funding of any Euro-Rate Portion or CDOR Portion of such Loans is impracticable) and the last day on which the making, maintenance or funding of any Euro-Rate Portion or CDOR Portion of such Loans is not unlawful (in the case of a determination that the making, maintenance or funding of any Euro-Rate Portion or CDOR Portion, as applicable, of such Loans is unlawful) and accrued interest thereon shall be due and payable on such date or (II) (i) the Parent may revoke any pending request for a Borrowing of SONIA Loans to the extent of the affected SONIA Loans or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent Amount of the amount specified therein and (ii) any outstanding affected SONIA Loans shall either be (x) prepaid in full immediately or (y) converted into Base Rate Loans denominated in Dollars in the Dollar Equivalent Amount of such outstanding affected SONIA Loans.
(iii)If at the time the Administrative Agent or a Lender makes a determination under clause (A) or (B) of Section 2.06(d)(i) the Parent previously has notified the Administrative Agent that it wishes to select, convert to or renew the Euro-Rate Option or CDOR ~~Portion~~Option with respect to any proposed Revolving Credit Loans but such Loans have not yet been made, (A) such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the Euro-Rate Option with respect to any such Loans denominated in Dollars or, in the case of a determination by a Lender, any such Loans denominated in Dollars of such Lender or (B) subject to Section 4.08(c), such notification shall be deemed to be revoked in the case of a selection of the Euro-Rate Option or CDOR ~~Portion~~Option or shall be deemed to be a notice of prepayment in the case of a conversion or renewal, with respect to any such Loans denominated in a currency other than Dollars or, in the case of a determination by a Lender, any such Loans denominated in a currency other than Dollars of such Lender.
(iv)An Affected Lender shall take actions of the type referred to in Section 4.10, if such actions would avoid the application of clause (B) of Section 2.06(d)(i) and would not, in the good faith judgment of such Lender, be disadvantageous in any way to such Lender or its Affiliates at such time or in the future.
(v)Benchmark Replacement Setting.
(A)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(B)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark

Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Parent a Term SOFR Notice.
(C)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(D)The Administrative Agent will promptly notify the Parent and the Lenders of (i) any occurrence of ~~a~~ a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (E) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.06(d)(v), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.06(d)(v).
(E)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(F)Upon the Parent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Parent may revoke any request for a Borrowing of, conversion to or continuation of Euro-Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Parent will be deemed to have converted any request for a Borrowing of Euro-Rate Loans denominated in Dollars into a request for a Borrowing of or conversion to Base Rate Loans or (y) any Borrowing denominated in a Designated Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Euro-Rate Loan is outstanding on the date of the Parent’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a ~~Relevant Rate~~Benchmark applicable to such Euro-Rate Loan, then (1) if such Euro-Rate Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan on such day or (2) if such Euro-Rate Loan is denominated in any Designated Currency (other than Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Parent’s election prior to such day, (I) be prepaid by the Parent on such day or (II) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (II)) shall constitute, a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent Amount of such Designated Currency) on such day (it being understood and agreed that if the applicable Borrower does not so prepay such Loan on such day by 12:00 noon, New York City time, the Administrative Agent is authorized to effect such conversion of such Euro-Rate Loan into a Base Rate Loan), and, in the case of such subclause (II), upon any subsequent implementation of a Benchmark Replacement in respect of such Designated Currency pursuant to this Section 2.06(d)(v)(F) such Base Rate Loan shall then be converted by the Administrative Agent to, and shall constitute, a Euro-Rate Loan denominated in such original Designated Currency (in an amount equal to the Designated Currency Equivalent Amount thereof) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Designated Currency.¶
(G)The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to,

the administration, submission or any other matter related to LIBOR or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to this Section 2.06(d)(v), whether upon the occurrence of a Benchmark Transition Event, Term SOFR Transition Event or an Early Opt-in Election, and (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes pursuant to Section 2.06(d)(v)(C), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, LIBOR or the Euro-Rate or have the same volume or liquidity as did LIBOR or the Euro-Rate prior to the discontinuance or unavailability of LIBOR. In addition, the discontinuation of LIBOR and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and your other financial instruments, including potentially those that are intended as hedges. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any alternative, successor or replacement rate and/or any relevant adjustments thereto. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), and shall have no liability to the Parent, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 2.07Conversion or Renewal of Interest Rate Options.
(a)Conversion or Renewal. Subject to the provisions of Section 2.08 hereof, the Parent may convert any part of the Revolving Credit Loans denominated in any Designated Currency from any interest rate Option or Options to one or more different interest rate Options available for such Designated Currency and may renew the Euro-Rate Option or CDOR Option as to any Funding Segment of the Euro-Rate Portion or CDOR Portion, as applicable:
(i)at any time with respect to conversion from the Base Rate Option; or
(ii)at the expiration of any Funding Period with respect to conversions from or renewals of the Euro-Rate Option or CDOR Option as to the Funding Segment corresponding to such expiring Funding Period;

provided that at any time when an Event of Default has occurred and is continuing or exists, (w) the Parent may not select, convert to or renew the Euro-Rate Option with respect to any Revolving Credit Loans denominated in Dollars, (x) the Parent may not select, convert to or renew the CDOR Option with respect to any Revolving Credit Loans, (y) the Parent may not renew or convert any Revolving Credit Loans to any Designated Currency other than Dollars, and (z) the Parent may not select a Funding Period longer than one month with respect to Revolving Credit Loans denominated in a currency other than Dollars; provided, further, that this Section 2.07(a) shall not apply to Swingline Loans, which may not be converted.
Whenever the Parent desires to convert or renew any interest rate Option or Options, the Parent shall provide to the Administrative Agent Standard Notice setting forth the following information:
(i)the date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;
(ii)the principal amounts selected in accordance with Section 2.06(c) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion or CDOR Portion to be converted from or renewed;
(iii)the interest rate Option or Options selected in accordance with Section 2.06(a) hereof and the principal amounts selected in accordance with Section 2.06(c) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion or CDOR Portion to be converted to; and
(iv)with respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.06(b) hereof to apply to such Funding Segment.
Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed.
(b)Failure to Convert or Renew. Absent due notice from the Parent of conversion or renewal in the circumstances described in Section 2.07(a)(ii) hereof, any part of the Euro-Rate Portion for which such notice is not received (i) shall be converted automatically to the Base Rate Option, in the case of Revolving Credit Loans denominated in Dollars or (ii) the Euro-Rate Option or CDOR Option, as applicable, shall be automatically renewed for a Funding Period of one month for the Euro-Rate Option or CDOR Option, as applicable, in the case of Revolving Credit Loans denominated in a currency other than Dollars, on the last day of the expiring Funding Period.
Section 2.08Optional Prepayments. The Relevant Borrower shall have the right at its option at any time and from time to time to prepay its Revolving Credit Loans or Swingline Loans in whole or part without premium or penalty (subject, however, to Sections 2.06(c), 4.04 and 4.08(c) hereof).
Section 2.09Interest Payment Dates. The applicable Borrower shall pay interest on the Base Rate Portion of the Revolving Credit Loans on the date of any conversion of all or part of the Base Rate Portion to a different interest rate Option on the amount converted, any prepayment of any part of the Base Rate Portion on the amount prepaid, and on each Regular Payment Date. The applicable Borrower shall pay interest on each Funding Segment of the Euro-Rate Portion or CDOR Portion of the Revolving Credit Loans on the last day of the corresponding Funding Period and, if such Funding Period is longer than three months, also on the last day of every third month during such Funding Period. The applicable Borrower shall pay interest on the Swingline Loans~~,~~ and the SONIA Loans quarterly in arrears, on the last Business Day of each of March, June, September and December (or more frequently as the applicable Swingline Lender and the relevant Borrower may otherwise agree in writing with notice thereof provided to the Administrative Agent). After maturity of any part of the Loans (by acceleration or otherwise), the applicable Borrower shall pay interest on such part of the Loans on demand.
Section 2.10Increase in Total Revolving Credit Commitment. The Parent may, at its option, on one or more occasions, seek to increase the Total Revolving Credit Commitment by up to $500,000,000 in the aggregate for all such occasions (i.e., the maximum Total Revolving Credit Commitment is $3,000,000,000) upon at least three (3) Business Days’ prior notice to the Administrative Agent, which notice shall specify the amount of any such requested increase and shall state that, and be delivered at a time when, no Event of Default or Potential Event of Default has occurred and is continuing or exists. The Parent may, after giving such notice, offer the increase in the Total Revolving Credit Commitment to any of the existing Lenders and/or to other banks, financial institutions or other entities on a non-pro rata basis in such amounts as determined by the Parent; provided, however, all amounts, Lenders and/or other banks, financial institutions or other entities shall be approved by the Administrative Agent, the Swingline Lenders and the Issuers (such approval not to be unreasonably withheld or delayed). The Parent may elect to accept on any such occasion an increase in the Total Revolving Credit Commitment in an amount up to the aggregate increased commitments offered to the Parent. No increase in the Total Revolving Credit Commitment shall become effective until the existing or new Lender extending such incremental commitment amount and the Parent shall have executed and delivered to the Administrative Agent an agreement in writing in substantially the form of Exhibit H attached hereto pursuant to which such Lender states its Revolving Credit Committed Amount and agrees to assume and accept the obligations and rights of a Lender hereunder. No Lender shall have any obligation to increase its Commitment hereunder. The Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Revolving Credit Committed Amount, of an interest in all then outstanding Revolving Credit Loans and a participation interest in all then outstanding Letters of Credit and LC Disbursements such that, after giving effect thereto, all Revolving Credit Exposure is held ratably by the Lenders in proportion to their respective Revolving Credit Committed Amounts. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and Commitment Fees. The Parent shall make any payments under Section 4.08(c) resulting from such assignments. Any such increase in the Total Revolving Credit Commitment shall be in a minimum amount of $10,000,000 or a higher integral multiple of $5,000,000 and shall be subject to receipt by the Administrative Agent from the Parent of such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request.

Section 2.11Letters of Credit.
(a)Issuance. Each Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue Letters of Credit and to renew, extend, increase, decrease or otherwise modify Letters of Credit (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Letter of Credit Maturity Date upon the request of the Parent and for the account of any Borrower; provided that a Letter of Credit shall be issued or Modified only if (and upon each issuance or Modification the Relevant Borrower shall be deemed to represent and warrant that) before and after giving effect to such issuance or Modification (i) the LC Exposure shall not exceed the Letter of Credit Sublimit, (ii) the Dollar Equivalent Amount of the Total Revolving Credit Exposure and Competitive Bid Loans then outstanding shall not exceed the Total Revolving Credit Commitment (either as in effect on the date of such issuance or Modification or, if the Revolving Credit Maturity Date has been extended pursuant to Section 4.01 and the expiration of such Letter of Credit (as Modified, if applicable) would occur after the Revolving Credit Maturity Date without giving effect to such extension, as the Total Revolving Credit Commitment is scheduled to be in effect immediately following the expiry of the Commitment of any Lender which is a Nonextending Lender relative to such extension), (iii) the Dollar Equivalent Amount of the Issuer Exposure of the applicable Issuer shall not exceed the Dollar Equivalent Amount of its Issuer Commitment and (iv) the Dollar Equivalent Amount of the Revolving Credit Exposure of any Lender shall not exceed the Dollar Equivalent Amount of the Revolving Credit Committed Amount of such Lender. Each Letter of Credit shall be denominated in a Designated Currency and shall be in a form satisfactory to the Issuer. No Letter of Credit shall have an expiry date later than the fifth Business Day prior to the Revolving Credit Maturity Date (such day, the “Letter of Credit Maturity Date”). Notwithstanding the foregoing, no Issuer shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or other regulatory body with jurisdiction over such Issuer shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of such Letter of Credit in particular or shall impose upon such Issuer with respect to any Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it.
(b)Notice of Issuance or Modification; Certain Conditions. The Parent shall give the Issuer and the Administrative Agent notice prior to 10:00 a.m., New York time, at least three Business Days (or such shorter period agreed to by the Issuer) prior to the proposed date of issuance or Modification of each Letter of Credit, specifying the beneficiary, the proposed date of issuance (or Modification), the expiry date of such Letter of Credit, the amount and currency of such Letter of Credit and such other information as the Issuer may reasonably request to facilitate the requested issuance or Modification. Such notice shall be by hand delivery, facsimile or, if arrangements for doing so have been agreed upon by the Parent, the Issuer and the Administrative Agent, by electronic communication. Upon request of a Lender, the Administrative Agent agrees to provide the information contained in such notice to such Lender. If requested by the Issuer, the Relevant Borrower also shall submit a letter of credit application on the Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Relevant Borrower to, or entered into by the Relevant Borrower with, the Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuer or the Lenders, the Issuer hereby grants to each Lender, and each Lender hereby acquires from the Issuer, a participation in such Letter of Credit equal to such Lender’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuer, such Lender’s Commitment Percentage of each LC Disbursement made by the Issuer and not reimbursed by the Relevant Borrower on the date due as provided in clause (d) of this Section, or of any reimbursement payment required to be refunded to the Relevant Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of an Event of Default or Potential Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)Reimbursement. If the Issuer shall make any LC Disbursement in respect of a Letter of Credit, the Relevant Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent at its Office an amount in the applicable Designated Currency equal to such LC Disbursement not later than 12:00 Noon, New York time, on the Business Day immediately following the day that the Parent or Relevant Borrower receives notice of such LC Disbursement; provided that if the amount to be reimbursed is denominated in Dollars, the Parent or Relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with Base Rate Option Revolving Credit Loans in an equivalent amount and, to the extent so financed, the Relevant Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Loans. If the Relevant Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Relevant Borrower in respect thereof and such Lender’s Commitment Percentage thereof. Promptly (and in any event within one Business Day) following receipt of such notice, each Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Relevant Borrower in the same manner as provided in Section 2.03(a) with respect to Revolving Credit Loans made by such Lender, and the Administrative Agent shall promptly pay to the Issuer the amounts so received by it from the Lenders. Any amount due from a Lender pursuant to the preceding sentence but not timely paid shall accrue interest for the account of the Issuer at a rate per annum equal to the Federal Funds Effective Rate for the first three days and thereafter at a rate of interest equal to the rate applicable to the Base Rate Portion. Promptly following receipt by the Administrative Agent of any payment from the Relevant Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuer or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuer, then to such Lenders and the Issuer as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuer for any LC Disbursement (other than the funding of Revolving Credit Loans as contemplated above) shall not constitute a Revolving Credit Loan and shall not relieve the Relevant Borrower of its obligation to reimburse such LC Disbursement.
(e)Obligations Absolute. The Relevant Borrower’s obligation to reimburse LC Disbursements as provided in clause (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Relevant Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuer, nor any of their respective Affiliates, directors, officers, employees, attorneys or agents, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuer; provided that the foregoing shall not be construed to excuse the Issuer from liability to the Relevant Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Relevant Borrower to the extent permitted by applicable law) suffered by the Relevant Borrower that are caused by the Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct (including willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of the Letter of Credit and payment in bad faith of a drawing under a Letter of Credit after the presentation to it by the beneficiary of documents not substantially or reasonably complying with the terms and conditions of the Letter of Credit) on the part of the Issuer (as determined by a non-appealable judgment of a court of competent jurisdiction), the Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(f)Disbursement Procedures. The Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuer shall promptly notify the Administrative Agent and the Parent or Relevant Borrower by telephone (confirmed by electronic or facsimile transmission) of such demand for payment and whether the Issuer has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Relevant Borrower of its obligation to reimburse the Issuer and the Lenders with respect to any such LC Disbursement.
(g)Interim Interest. If the Issuer shall make any LC Disbursement, then, unless the Relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Relevant Borrower reimburses such LC Disbursement, at the rate per annum set forth in Section 4.05(b) (except that interest on amounts timely paid pursuant to Section 2.11(d) shall bear interest at such rate minus two percent (2%) per annum). Interest accrued pursuant to this paragraph shall be for the account of the Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section to reimburse the Issuer shall be for the account of such Lender to the extent of such payment.
(h)Replacement of an Issuer. Any Issuer may be replaced at any time by written agreement among the Parent, the Administrative Agent and the successor Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an Issuer. At the time any such replacement shall become effective, the Parent shall pay all unpaid fees accrued for the account of the replaced Issuer pursuant to Section 2.05(b). From and after the effective date of any such replacement, (i) the successor Issuer shall be set forth in an updated Schedule IV.B and shall have all the rights and obligations of an Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuer” shall be deemed to refer to such successor or to any previous Issuer, or to such successor and all previous Issuers, as the context shall require. After the replacement of an Issuer hereunder, the replaced Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(i)Cash Collateralization. If any Event of Default which requires cash collateralization as specified in Section 9.02 shall occur and be continuing, on the Business Day that the Parent receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Parent shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and Issuers, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent or Relevant Borrower described in clause (i) or (j) of Section 9.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. Subject to the express provisions of this Section 2.11(i), the

Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Parent’s risk and expense, such deposits shall not bear interest; provided, however, that any deposits so invested shall be invested only in certificates of deposit of the Administrative Agent, direct obligations of, or obligations unconditionally guaranteed by, the United States of America, money market funds rated AAA by S&P or similar investments, in each case having a maturity of no more than thirty (30) days. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuer for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held first for the satisfaction of the reimbursement obligations of the Parent and Relevant Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, shall be held for application to other Obligations held ratably (relative to Commitment Percentage) by the Lenders and thereafter, if the LC Exposure is zero, shall be applied to satisfy other Obligations. If the Parent has provided an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Parent within three Business Days after all Events of Default have been cured or waived.
(j)Additional Issuers. Parent may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and such Lender, designate one or more additional Lenders to act as an Issuer under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional Issuer. Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be set forth in an updated Schedule IV.B and be deemed to be an “Issuer” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to such Issuer and such Lender.
Article III

THE COMPETITIVE BID LOANS
Section 3.01Competitive Bid Loans. In addition to Revolving Credit Loans, the Parent may, as set forth in this Article III request the Lenders to make offers to make one or more Competitive Bid Loans to the Parent or to an Other Borrower. Each Lender may, but shall have no obligation to, make one or more such offers and, subject to the terms and provisions hereof, the Parent may, but shall have no obligation to, accept any such offers in the manner set forth in this Article III; provided that no Competitive Bid Loan shall be made or requested if the making of such Loan would cause the aggregate Dollar Equivalent Amount of all Loans and LC Exposure outstanding hereunder to exceed the Total Revolving Credit Commitment. Competitive Bid Loans may be Absolute Rate Loans or LIBOR-based Loans (each a “type” of Competitive Bid Loan) and, subject to Section 4.07 hereof, may be in any Designated Currency. Competitive Bid Loans shall be due and payable on the earlier of the Competitive Bid Expiration Date and the applicable Competitive Bid Loan Maturity Date.

Section 3.02Competitive Bid Loan Procedures.
(a)Competitive Bid Loan Quote Requests. When the Parent wishes to request offers to make Competitive Bid Loans under this Article III, it shall transmit to the Administrative Agent by facsimile transmission, at its Office, a notice (a “Competitive Bid Loan Quote Request”) so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any case, such other time as the Parent and Administrative Agent may agree). The Parent may request offers to make Competitive Bid Loans for different Interest Periods in a single notice; provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Loan Quote Request for a separate Competitive Bid Loan (all Competitive Bid Loans proposed to be made at one time herein collectively referred to as a “Competitive Bid Borrowing”). Each such notice shall be substantially in the form of Exhibit C hereto and in any case shall specify as to each Competitive Bid Borrowing:
(i)the identity of the Relevant Borrower for such Competitive Bid Borrowing;
(ii)the proposed date of such Competitive Bid Borrowing, which shall be a Business Day;
(iii)the currency or currencies in which such Competitive Bid Borrowing is to be made;
(iv)the aggregate amount of such Competitive Bid Borrowing which shall be a Dollar Equivalent Amount of at least $5,000,000 (or a higher integral multiple of $1,000,000) (but only to the extent practical in the case of Competitive Bid Loans denominated in a currency other than Dollars), but shall not cause the limits specified in Section 3.01 hereof to be violated;
(v)the duration of the initial Interest Period or Interest Periods applicable thereto, subject to the provisions of the definition of “Interest Period” (including without limitation that no such Interest Period shall end after the Competitive Bid Expiration Date); and
(vi)whether the Competitive Bid Loan Quotes requested are to set forth a LIBOR-based Margin or an Absolute Rate.
No Competitive Bid Loan Request shall be given if such request could result in more than six Competitive Bid Loans being outstanding at any one time unless otherwise permitted by the Administrative Agent.
(b)Invitation for Competitive Bid Loan Quotes. Promptly after receipt of a Competitive Bid Loan Quote Request, the Administrative Agent shall transmit to the Lenders by facsimile transmission notice of such Competitive Bid Loan Request, which notice shall constitute an invitation by the Parent to each Lender to submit Competitive Bid Loan

Quotes offering to make Competitive Bid Loans in accordance with such Competitive Bid Loan Quote Request.
(c)Submission and Contents of Competitive Bid Loan Quotes.
(i)Each Lender may submit one or more Competitive Bid Loan Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Loan Quote Request; provided that, if the Parent’s request under Section 3.02(a) hereof specifies more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Loan Quotes for each such Interest Period. Each Competitive Bid Loan Quote must comply with the requirements of this Section 3.02(c) and must be submitted to the Administrative Agent by facsimile transmission at its Office not later than (x) 10:00 a.m. New York time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the proposed date of borrowing, in the case of an Absolute Rate Auction (or, in either case upon reasonable notice to the Lenders, such other time and date as the Parent and the Administrative Agent may agree in writing); provided that any Competitive Bid Loan Quote submitted by the Administrative Agent (or an Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent (or such Affiliate) notifies the Parent of the terms of the offer or offers contained therein not later than (x) 9:30 a.m. New York time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:30 a.m. New York time on the proposed date of borrowing, in the case of an Absolute Rate Auction. Subject to Sections 4.07 and 6.01 hereof, any Competitive Bid Loan Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Parent.
(ii)Each Competitive Bid Loan Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:
(A)the proposed date of borrowing, the proposed currency and the Interest Period therefor;
(B)the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount shall be a Dollar Equivalent Amount of at least $5,000,000 or a higher integral multiple of $1,000,000 (but only to the extent practical in the case of Competitive Bid Loans denominated in a currency other than Dollars); provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Loan Quotes (x) may be greater than, less than or equal to the Revolving Credit Committed Amount of such Lender but (y) may not exceed the principal amount of the Competitive Bid Borrowing for which offers were requested in the related Competitive Bid Loan Quote Request;

(C)in the case of a LIBOR Auction, the margin above (or, if a negative margin is offered, below) the applicable LIBO-Rate (the “LIBOR-based Margin”) offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to the applicable LIBO-Rate;
(D)in the case of an Absolute Rate Auction, the rate of interest per annum, calculated on the basis of a 360-day year (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) (the “Absolute Rate”) offered for each such Competitive Bid Loan; and
(E)the identity of the quoting Lender.
(iii)No Competitive Bid Loan Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Loan Quote Request and, in particular, no Competitive Bid Loan Quote may be conditioned upon acceptance by the Parent of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Loan Quote is being made, and the Administrative Agent shall disregard any Competitive Bid Loan Quote that contains such language or terms or conditions or that arrives at the Administrative Agent’s Office after the time set forth for submission of Competitive Bid Loan Quotes in Section 3.02(c)(i) hereof.
(d)Notice to the Parent. The Administrative Agent shall promptly after 10:00 a.m., New York time, on the last day on which Competitive Bid Loan Quote may be submitted pursuant to Section 3.02(c), notify the Parent by facsimile transmission of the terms (i) of any Competitive Bid Loan Quote submitted by a Lender that is in accordance with Section 3.02(c) hereof and (ii) of any Competitive Bid Loan Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Loan Quote submitted by such Lender with respect to the same Competitive Bid Loan Quote Request. Any such subsequent Competitive Bid Loan Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Loan Quote is submitted solely to correct a manifest error in such former Competitive Bid Loan Quote. The Administrative Agent’s notice to the Parent shall specify (A) the aggregate principal amount of each Competitive Bid Loan for which Competitive Bid Loan Quotes have been received for each Interest Period specified in the related Competitive Bid Loan Quote Request, and (B) the respective principal amounts and LIBOR-based Margins or Absolute Rates, as the case may be, so offered by each Lender, identifying the Lender that made each Competitive Bid Loan Quote.
(e)Acceptance and Notice by the Parent. Not later than one hour after receipt of notice from the Administrative Agent of Competitive Bid Loan Quotes pursuant to Section 3.02(d) (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Parent and the Administrative Agent may agree), the Parent shall notify the Administrative Agent by facsimile transmission at its Office of its acceptance or nonacceptance of the Competitive Bid Loan Quotes so notified to it pursuant to Section 3.02(d) hereof (and the failure of the Parent to give such notice by such time shall constitute nonacceptance) and the

Administrative Agent shall promptly notify each affected Lender in accordance with Section 3.02(g) hereof. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bid Loan Quotes for each Interest Period that are accepted. The Parent may accept one or more Competitive Bid Loan Quotes in whole or in part (provided that any Competitive Bid Loan Quote accepted in part shall be a Dollar Equivalent Amount of at least $5,000,000 or a higher integral multiple of $1,000,000 (but only to the extent practical in the case of Competitive Bid Loans denominated in a currency other than Dollars)); provided that:
(i)the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Loan Quote Request;
(ii)the aggregate principal amount of each Competitive Bid Borrowing shall be a Dollar Equivalent Amount of at least $5,000,000 (or a higher integral multiple of $1,000,000) (but only to the extent practical in the case of Competitive Bid Loans denominated in a currency other than Dollars);
(iii)acceptance of offers may be made only in ascending yield order of LIBOR-based Margins or Absolute Rates, as the case may be; and
(iv)the Parent shall not accept any offer where the Administrative Agent has advised the Parent that such offer fails to comply with Section 3.02(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement.
(f)Allocation by the Administrative Agent. If Competitive Bid Loan Quotes are made by two or more Lenders with the same LIBOR-based Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which Competitive Bid Loan Quotes are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such Competitive Bid Loan Quotes are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $500,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. If two or more such Competitive Bid Loan Quotes cannot be allocated evenly within the limits set forth in the immediately preceding sentence, the Administrative Agent shall have discretion to allocate a larger share of such Competitive Bid Loans to one or more of the successful Lenders and in making such allocation shall use reasonable efforts to take into account previous allocations of unequal shares to one or more of such Lenders in connection with other Competitive Bid Loans. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans to be allocated to each such Lender shall be conclusive absent manifest error.
(g)Notice to Lenders. On the date the Parent notifies the Administrative Agent of its acceptance of one or more of the offers made by any Lender or Lenders pursuant to Section 3.02(e) hereof, the Administrative Agent shall (x) not later than 3:00 p.m. New York time on such date, in the case of a LIBOR Auction or (y) as promptly as practicable on such date (but in no event later than 3:00 p.m. New York time), in the case of an Absolute Rate Auction notify each Lender which has made an offer (i) of the aggregate amount of each Competitive Bid Borrowing with respect to which the Parent accepted one or more Competitive Bid Loan Quotes and such Lender’s share of such Competitive Bid Borrowing or (ii) that the Parent accepted no offers, such notice to be by facsimile transmission.
(h)Funding of Competitive Bid Loans. Any Lender whose offer to make any Competitive Bid Loan has been accepted shall on the date specified in the related Competitive Bid Loan Quote Request make the proceeds of such Loan available to the Administrative Agent at the Administrative Agent’s Office, no later than 12:00 Noon, New York time, in the case of a LIBOR Auction, and 3:00 p.m. New York City time, in the case of an Absolute Rate Auction, in funds immediately available at such Office. The Administrative Agent will make the funds so received available to the Relevant Borrower in funds immediately available.
Section 3.03Competitive Bid Loan Maturity Dates. The principal amount of each Competitive Bid Loan shall be due and payable on the last day of the applicable Interest Period specified in the related Competitive Bid Loan Quote Request (the “Competitive Bid Loan Maturity Date”) and no prepayments of Competitive Bid Loans shall be permitted.
Section 3.04Interest Rates for Competitive Bid Loans. The outstanding principal amount of each Competitive Bid Loan shall bear interest for each day until due at the following rate or rates per annum:
(i)for each LIBOR-based Loan, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed or, in the case of Loans denominated in either ~~U.K. pounds sterling~~Sterling or Canadian Dollars, computed on the basis of a year of 365 or 366 days, as the case may be) equal to the LIBOR Rate applicable to the Interest Period therefor plus the LIBOR-based Margin quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with Section 3.02(c) hereof; and
(ii)for each Absolute Rate Loan, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Absolute Rate quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with Section 3.02(c) hereof.
Section 3.05Competitive Bid Loan Interest Payment Dates. Interest on each Competitive Bid Loan shall be due and payable on the Competitive Bid Loan Maturity Date thereof, and if any Interest Period is longer than three months, also on each third month of such Interest Period. After maturity of any Competitive Bid Loan (by acceleration or otherwise), interest on such Competitive Bid Loan shall be due and payable on demand.
Section 3.06Competitive Bid Register. The Administrative Agent shall maintain a register (or an electronic equivalent thereof) for the recordation of the names and addresses of Lenders that have made Competitive Bid Loans and the principal amount of the Competitive Bid Loans owing to each Lender from time to time together with the Competitive Bid Loan Maturity Dates and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the “Competitive Bid Register”). The Competitive Bid Register

shall be available for inspection by the Parent or any Lender, as to its bid only, at any reasonable time and from time to time upon reasonable prior notice.
Section 3.07Certain Provisions Relating to LIBOR-Based Loans. Each Competitive Bid Loan that is a LIBOR-based Loan shall be subject to the provisions of Section 2.06(d) applicable to Euro-Rate Portions.
Article IV

PROVISIONS APPLICABLE TO LOANS
Section 4.01Extension of Revolving Credit Maturity Date and Competitive Bid Expiration Date. The Revolving Credit Maturity Date and the Competitive Bid Expiration Date may be extended at any time for any period at the request of the Parent with the express consent of the Lenders as provided below.
(a)Request for Extension. The Parent may, in a written notice to the Administrative Agent, request (an “Extension Request”) that the Revolving Credit Maturity Date be extended for a period of 364 days; provided such Extension Request is delivered to the Administrative Agent at least 30 days, but no more than 90 days, prior to any anniversary of the Closing Date. The Parent may only submit a total of two Extension Requests to the Administrative Agent. The Administrative Agent shall promptly inform the Lenders of such Extension Request. Each Lender that agrees with such Extension Request shall deliver to the Administrative Agent its express written consent thereto no later than 15 days after the date of such Extension Request. Each Lender shall have the right to withhold such consent in its sole discretion.
(b)Replacement Lenders. If the Requisite Extending Lenders have expressly consented in writing to any such Extension Request as provided in Section 4.01(a), then the Administrative Agent shall so notify the Parent and the Parent, at its option, may replace any Lender which has not agreed to such Extension Request (a “Nonextending Lender”) with another financial institution (which may be a Lender) which agrees to such extension and is reasonably satisfactory to the Administrative Agent, the Swingline Lenders and the Issuers (a “Replacement Lender”) by giving (not later than 90 days after the date of the Extension Request) notice of the name of such Replacement Lender to the Administrative Agent, the Swingline Lenders and the Issuers. Unless the Administrative Agent, an Issuer or any Swingline Lender shall object to the identity of such proposed Replacement Lender prior to the date 100 days after the date of the Extension Request, upon notice from the Administrative Agent, such Nonextending Lender shall, upon payment in full in cash to it of all amounts owed to it hereunder and under the other Loan Documents, including all amounts owed under Section 4.08(c) hereof, assign all of its interests hereunder and under the other Loan Documents to such Replacement Lender and such Replacement Lender shall assume all of such Nonextending Lender’s obligations hereunder and under the other Loan Documents in accordance with the provisions of Section 12.14(c) hereof.

(c)Extension.
(i)If the Requisite Extending Lenders shall have consented to any such Extension Request, then as of 5:00 p.m. New York time on the date which is 20 days after the date of such Extension Request the Revolving Credit Maturity Date shall be deemed to have been extended until, and shall be, the date specified in the Extension Request, and if the Revolving Credit Maturity Date is so extended, the Competitive Bid Expiration Date and the Letter of Credit Maturity Date (as such dates may have been previously extended pursuant to this Section) shall be deemed to have been extended for the same period. Under all other circumstances neither the Revolving Credit Maturity Date, the Competitive Bid Expiration Date nor the Letter of Credit Maturity Date shall be extended. Notwithstanding anything herein to the contrary, in no event shall any such extension of the Revolving Credit Maturity Date be effective as to any Nonextending Lender. To the extent that any Nonextending Lender has not theretofore been replaced as described above, then on the Revolving Credit Maturity Date which is applicable to such Nonextending Lender (i.e., the Revolving Credit Maturity Date determined without giving effect to any extension thereof to which such Nonextending Lender has not consented), (i) the Parent (or, as applicable, Other Borrowers) shall make payment in full in cash to such Nonextending Lender of all amounts owed to it hereunder and under the other Loan Documents, including all amounts owed under Section 4.08(c) hereof, (ii) if the conditions set forth in Section 6.02 are then satisfied, the participation of such Nonextending Lender in all Letters of Credit shall terminate and each extending Lender shall be deemed to have acquired its pro rata (relative to Commitment Percentage) share of such participation and shall thereafter be liable to the Issuer in respect thereof and (iii) if the conditions set forth in Section 6.02 are not then satisfied, the Parent shall deposit with the Administrative Agent for the account of the Nonextending Lender cash in the amount of such Nonextending Lender’s LC Exposure, which shall be held on the terms of Section 2.11(i); provided that (A) amounts so deposited and interest thereon shall be applied exclusively to amounts for which such Nonextending Lender is or becomes liable to an Issuer pursuant to Section 2.11(d) and (B) at such time as the LC Exposure of the Nonextending Lender is zero, all such amounts shall be refunded to the Parent.
(ii)Notwithstanding the foregoing, the Revolving Credit Maturity Date and the Commitment Termination Date (without taking into consideration any extension pursuant to this Section 4.01(c)), as such terms are used in reference to any Swingline Lender or any Swingline Loans made by such Swingline Lender, may not be extended without the prior written consent of such Swingline Lender (it being understood and agreed that, in the event such Swingline Lender shall not have consented to any such extension, (A) such Swingline Lender shall continue to have all the rights and obligations of the Swingline Lenders, as applicable, hereunder through the Revolving Credit Maturity Date in effect prior to giving effect to any extension pursuant to this Section 4.01(c) and thereafter shall have no obligation to make any Swingline Loan, and (B) the Borrowers shall repay all Swingline Loans, and all accrued interest thereon, made by any Swingline Lender that shall not have consented to such extension no later than the day on which such Swingline Loans would have been required to have been repaid in accordance with the terms hereof without giving effect to any effectiveness of the extension of the Revolving Credit Maturity Date pursuant to this paragraph (and, in any event, no later than the Revolving Credit Maturity Date)).
Section 4.02Calculation of Dollar Equivalent Amounts.
(a)Calculation Upon Making and Repayment of Loans. Upon each issuance of a Letter of Credit, Modification of a Letter of Credit which changes the undrawn face amount thereof and each making and repayment of a Revolving Credit Loan or a Competitive Bid Loan, in each case denominated in a currency other than Dollars, the Administrative Agent shall calculate the Dollar Equivalent Amount of the applicable LC Exposure or Loan.
(b)Recalculation of Dollar Equivalent Amounts. In determining the aggregate Dollar Equivalent Amount of all LC Exposure and Loans outstanding and proposed to be outstanding, the Administrative Agent may (i) use the respective Dollar Equivalent Amounts for LC Exposure and Loans calculated by it pursuant to clause (a) of this Section and (ii) recalculate the Dollar Equivalent Amounts of the LC Exposure and each outstanding Loan as frequently as it determines to do so in its discretion; provided that in any event, such recalculation shall be made for the LC Exposure and all Loans no less frequently than once each week during any period when the aggregate Dollar Equivalent Amount of the LC Exposure and Loans outstanding exceeds 90% of the Total Revolving Credit Commitment. The Administrative Agent shall recalculate the Dollar Equivalent Amount of the LC Exposure and each outstanding Revolving Credit Loan and Competitive Bid Loan at the Parent’s request made no earlier than one month after the Parent’s most recent such request.
Section 4.03Mandatory Prepayments. In the event that for any reason other than fluctuations in currency exchange rates the aggregate Dollar Equivalent Amount of the outstanding Loans and LC Exposure exceeds at any time 100% of the Total Revolving Credit Commitment as then in effect, the Borrowers shall prepay outstanding Loans (subject to Section 4.08(c) hereof) and/or cash collateralize Letters of Credit (in the manner set forth in Section 2.11(i)) as selected by the Parent in an amount necessary to reduce the aggregate Dollar Equivalent Amount of the outstanding Loans and Letters of Credit which are not cash-collateralized to an amount which does not exceed the Total Revolving Credit Commitment. If the Parent elects to prepay, or cause the prepayment of, Loans in order to comply with the requirements of this Section 4.03, such prepayment shall be made to the Lenders Pro Rata.
In the event that for any reason (including fluctuations in currency exchange rates) the aggregate Dollar Equivalent Amount of the outstanding Loans and LC Exposure at any time exceeds 105% of the Total Revolving Credit Commitment as then in effect, the Borrowers shall prepay outstanding Loans (subject to Section 4.08(c) hereof) and/or cash collateralize Letters of Credit (in the manner set forth in Section 2.11(i)) as selected by the Parent in an amount necessary to reduce the aggregate Dollar Equivalent Amount of the outstanding Loans and Letters of Credit which are not cash-collateralized to an amount which does not exceed the Total Revolving Credit Commitment. If the Parent elects to prepay, or cause the prepayment of,

Loans in order to comply with the requirements of this Section 4.03, such prepayment shall be made to the Lenders Pro Rata.
Section 4.04Prepayment Procedures. Whenever any Borrower desires or is required to prepay any part of its Loans, the Parent shall provide not less than one Business Day’s prior written notice to the Administrative Agent at its Office setting forth the following information:
(a)the identity of the Relevant Borrower;
(b)the type of Loans to be prepaid and the identity of the portions of such Loans to be prepaid; and
(c)the date, which shall be a Business Day, on which the proposed prepayment is to be made.
Section 4.05Payments Generally; Interest on Overdue Amounts.
(a)Payments Generally. All payments and prepayments to be made by the Parent or any Other Borrower in respect of principal, interest, fees, reimbursement of LC Disbursements, indemnity, expenses or other amounts due from the Parent or any Other Borrower hereunder or under any Loan Document in Dollars shall be payable by 12:00 Noon, New York time, on the day when due without presentment, demand, protest or notice of any kind (other than notice of acceleration as required by Section 9.02 hereof), all of which are hereby expressly waived, without set-off, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 4.09 hereof. Except for payments to be made directly to an Issuer or a Swingline Lender as expressly provided herein and payments under Sections 4.08, 4.09 and 12.06 hereof, such payments shall be made to the Administrative Agent at its Office in Dollars in funds immediately available at such Office, and payments under Sections 4.08, 4.09 and 12.06 hereof shall be made to the applicable Lender at such domestic account as it shall specify to the Parent from time to time in funds immediately available at such account.
All payments and prepayments to be made by the Parent or any Other Borrower in respect of principal, interest, reimbursement of LC Disbursements or other amounts due from any Borrower hereunder or under any Loan Document in a currency other than Dollars shall be made by payment in that currency in freely transferable funds by 12:00 Noon, New York time, for value on the applicable payment date and such payment shall be due without presentment, demand, protest or notice of any kind (other than notice of acceleration as required by Section 9.02 hereof), all of which are hereby expressly waived, without set-off, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 4.09 hereof. Except for payments to be made directly to an Issuer as expressly provided herein and payments under Sections 4.08, 4.09 and 12.06 hereof, such payments shall be made to the Administrative Agent at the Administrative Agent’s Office. Any payment or prepayment received by the Administrative Agent after 12:00 Noon, New York time on any day shall be deemed to have been received on the next succeeding Business Day.

All payments to be made by a Lender under Section 4.05(c)(i) shall be made to the Administrative Agent at its Office without set-off, withholding, counterclaim or other deduction of any nature.
All payments hereunder of (i) principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated, (ii) reimbursement obligations (and interest in respect of reimbursement obligations) shall be made in the currency in which the Letter of Credit in respect of which such reimbursement obligation exists was denominated or (iii) any other amount due hereunder or under another Loan Document shall be made in Dollars. The Administrative Agent shall distribute to the Lenders all payments received by it for the account of the Lenders from any Borrower as promptly as practicable after receipt by the Administrative Agent. Except as expressly contemplated by Section 4.01(c), all payments on account of Revolving Credit Loans shall be distributed to the Lenders Pro Rata. If and to the extent that the Administrative Agent has not forwarded to any Lender such Lender’s share of any such payment on the same Business Day as such payment is received (or deemed received) from such Borrower, the Administrative Agent shall pay to such Lender interest on such amount at the Federal Funds Effective Rate for each day until such payment is made.
Upon termination of this Agreement and the expiration or cancellation of all Letters of Credit and payment in full in cash of all principal, interest, reimbursement amounts, fees, expenses and other amounts due from the Borrowers hereunder or under any other Loan Document, each Lender will promptly mark any Notes “cancelled” and forward them to the Administrative Agent for delivery to the Parent.
(b)Interest on Overdue Amounts. To the extent permitted by Law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, obligations with respect to LC Disbursements, indemnity, expenses or any other amounts due from any Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum based on a year of 360 days (or in the case of Loans denominated in ~~U.K. pounds sterling~~Sterling or Canadian Dollars, based on a year of 365 or 366 days, as the case may be) and actual days elapsed which for each day shall be equal to the following:
(i)in the case of any part of the Euro-Rate Portion or CDOR Portion of any Revolving Credit Loans or of Competitive Bid Loans, (A) until the end of the applicable then-current Funding Period or until regularly scheduled maturity, as the case may be, at a rate per annum 2% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and
(ii)in the case of any other amount due from any Borrower hereunder or under any Loan Document, (A) 2% above the then current Base Rate, in the case of Loans or other amounts denominated in Dollars ~~or~~, (B) 2% above the rate then borne by overnight deposit in the applicable currency in the eurocurrency market as determined by the Administrative Agent, in the case of Revolving Credit Loans, Competitive Bid Loans or other amounts denominated in a currency other than Dollars or Sterling or (C) 2% above the then current

Daily Simple RFR in the case of SONIA Loans or other amounts denominated in Sterling.
(c)Administrative Agent’s Clawback.
(i)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (x) in the case of Base Rate Loans, one hour prior to the proposed time of the Borrowing and (y) otherwise, prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the rate determined by reference to the applicable interest rate Option for such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuers, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuer, with interest thereon, for each day from and including the date such amount was distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the

Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 4.06Availability of Currencies.
(a)Unavailability. If, in the reasonable judgment of the Administrative Agent, a Designated Currency ceases to be available and freely tradable in the eurocurrency market then such currency shall cease to be a Designated Currency hereunder. The Administrative Agent shall give prompt notice to the Parent and the Lenders of any such determination.
(b)Repayment in Dollars. In the event that (i) pursuant to Section 4.06(a), the Administrative Agent has determined that a Designated Currency has ceased to be available and freely tradable in the eurocurrency market and (ii) the Administrative Agent has determined in good faith that such Designated Currency is not otherwise available to the Parent or any Other Borrower, then, on the date any Loans or amounts in respect of a Letter of Credit denominated in such Designated Currency would become due under the terms of this Agreement (other than as a result of an optional prepayment or of the acceleration of the Loans under Section 9.02), the Relevant Borrower may repay such Loans (or other amounts) by paying to each Lender an amount in Dollars equal to the amount determined in good faith by such Lender (which determination shall be conclusive absent manifest error) to be the amount in Dollars necessary to compensate such Lender for the principal of and accrued interest on such Loans (or other amounts) and any additional cost, expense or loss incurred by such Lender as a result of such Loans or other amounts being repaid in Dollars (rather than in their denominated currency).
Section 4.07Changes in Law Rendering Certain Loans Unlawful. In the event that any Law or guideline or interpretation or application thereof shall at any time make it unlawful for any Lender to make, maintain or fund its Loans or its Letter of Credit or Swingline Loan participations, such Lender shall promptly notify the Parent and the Administrative Agent thereof. Thereupon, the Relevant Borrower shall, subject to Section 4.08(c), if such Lender so requests, on such date as may be required by the relevant Law, guideline, interpretation or application, prepay such Loans. Each Lender shall take actions of the type referred to in Section 4.10, if such actions would avoid such circumstances and would not in the good faith judgment of such Lender be disadvantageous in any way to such Lender or its Affiliates at such time or in the future. No Lender shall be obligated to make any extension of credit hereunder in violation of any applicable law.
Section 4.08Additional Compensation in Certain Circumstances.
(a)Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or change therein or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of Law), in each case adopted or made after the date hereof (or, with respect to any Other Borrower, adopted or made at any time); provided, however, that for purposes of this Section 4.08, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any change therein or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any related request or directive of any Governmental Authority (whether or not having the force of Law) and (y) any requests or directives promulgated by, or the interpretations or applications thereof by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted or made after the date hereof:
(i)subjects any Lender or Issuer or any Notional Funding Office to any Tax with respect to this Agreement, the Notes, the Loans, the Letters of Credit or payments by any Borrower of principal, interest, Commitment Fees or other amounts due from any Borrower hereunder or under the Notes, or other obligations, its deposits, reserves, other liabilities or capital attributable thereto (except for (A) Indemnified Taxes or (B) Excluded Taxes),
(ii)imposes, modifies or deems applicable any reserve, special deposit or similar requirement or imposes any other condition adversely affecting the cost to a Lender or Issuer or Notional Funding Office of making, maintaining or funding any Loan or issuing any Letter of Credit or acquiring or maintaining a participation in any Letter of Credit hereunder (other than requirements expressly included herein in the determination of interest under the Euro-Rate Option), or
(iii)imposes, modifies or deems applicable any capital adequacy, liquidity or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender, any Issuer or any Notional Funding Office hereunder, or any Person controlling a Lender or an Issuer, or (B) otherwise applicable to the obligations of any Lender, any Issuer or any Notional Funding Office under this Agreement, or any Person controlling a Lender or an Issuer.
and the result of any of the foregoing is reasonably determined by any Lender or Issuer to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon such Lender or Issuer, any Notional Funding Office or, in the case of clause (iii) hereof, any Person controlling a Lender or Issuer, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan or the issuing of any Letter of Credit or the acquiring or maintaining of a participation in any Letter of Credit (or, in the case of any capital adequacy, liquidity or similar requirement, to have the effect of reducing the rate of return on such Lender’s, Issuer’s or controlling Person’s capital, taking into consideration such Lender’s, Issuer’s or controlling Person’s policies with respect to capital adequacy, liquidity or similar requirement) by an amount which such Lender or Issuer reasonably deems to be material, such Lender or Issuer may from time to time promptly notify the Parent of the amount determined in good faith (using any reasonable averaging and attribution methods) by such Lender or Issuer (which determination shall be conclusive absent manifest error) to be necessary to compensate such Lender or Issuer or such Notional Funding Office or controlling Person for such increase, reduction or imposition. Each Lender and Issuer will furnish the Parent and the Administrative Agent with a statement setting forth in reasonable detail the basis, the manner of calculation and the amount of each request by such Lender or Issuer for compensation from the Parent under this Section 4.08. Such amount shall be due and payable by the Parent to such Lender or Issuer five Business Days after such notice is given; provided that the Parent shall not be obligated to pay such compensation unless such Lender or Issuer in such notice certifies its good faith determination that it shall be generally assessing such amounts against borrowers under agreements having provisions similar to this paragraph. Notwithstanding the foregoing, the Parent will not be required to reimburse any Lender or Issuer for any such increase, reduction or imposition under this Section 4.08 (a) that (i) arises prior to 120 days preceding the date of such Lender’s or Issuer’s request for compensation under this Section 4.08(a), unless the applicable Law, guideline, change, interpretation or application is imposed retroactively or (ii) if the applicable Law, guideline, change, interpretation or application is imposed retroactively, arises prior to 120 days preceding the later of the date the Lender or Issuer reasonably should have learned of such Law, guideline, change, interpretation or application and the date of such Lender’s or Issuer’s request.
Each Lender will take actions of the type referred to in Section 4.10, if such actions would avoid the conditions referred to in clause (i), (ii) and (iii) of this Section 4.08(a) and would not in the good faith judgment of such Lender be disadvantageous in any way to such Lender or its Affiliates at such time or in the future.
If a Lender requests reimbursement under this Section 4.08(a), so long as the circumstances giving rise to such request continue to exist, the Parent at its option, and at the sole cost and expense of the Borrowers, may replace such Lender with another Lender or a financial institution reasonably satisfactory to the Administrative Agent, each Issuer and each Swingline Lender by giving notice of such replacement Lender to such Lender and the Administrative Agent. Unless the Administrative Agent, any Issuer or any Swingline Lender shall object to the identity of such proposed replacement Lender within 10 days after receipt of such notice, the Lender being so replaced shall, upon payment in full in cash to it of all amounts owed to it hereunder and under the other Loan Documents, including all amounts owed under Section 4.08(c) hereof, assign all of its interests hereunder and under the other Loan Documents to such replacement Lender and such replacement Lender shall assume all of such other Lender’s obligations hereunder and under the other Loan Documents in accordance with the provisions of Section 12.14(c) hereof.
(b)Additional Reserve Costs. For so long as any Lender is required to make special deposits with the European Central Bank and/or the Bank of England (or, in either case, any other authority which replaces all or any of its functions) or comply with reserve assets, liquidity, cash margin or other requirements of the European Central Bank and/or the Bank of England (or, in any case, any other authority which replaces all or any of its functions), to maintain reserve asset ratios or to pay fees, in each case in respect of the Euro-Rate Portion of such Lender’s Revolving Credit Loans, such Lender shall be entitled to require the Relevant Borrower to pay, contemporaneously with each payment of interest on each of such Revolving Credit Loans, additional interest on such Revolving Credit Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Schedule V hereto. Any additional interest owed pursuant to this Section 4.08(b) shall be determined in reasonable detail by the applicable Lender, which determination shall be conclusive and binding absent manifest error, and notified to the Relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the applicable Loan, and such additional interest so notified to the Relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.
(c)Funding Breakage. If any repayment of principal with respect to any part of any Funding Segment of any Euro-Rate Portion or CDOR Portion of the Loans (other than Swingline Loans) is made on a day other than on the last day of the corresponding Funding Period, or any prepayment of principal with respect to any Competitive Bid Loan is made, as a result of an acceleration of the maturity thereof pursuant to Section 9.02 or for any other reason, or if any Borrower fails to borrow after giving notice of borrowing, the Parent shall reimburse each Lender on demand for any loss incurred by such Lender as a result of the timing of such payment, prepayment or failure, including (without limitation) any loss incurred in liquidating or employing deposits from third parties but excluding loss of margin for the period after such payment, prepayment or failure; provided that such Lender shall have delivered to the Parent a certificate setting forth the basis for determining such loss, which certificate shall be conclusive in the absence of manifest error.
Section 4.09Taxes.
(a)Payments Free of Taxes. Unless required by Law, all payments made by or on account of any obligation of any Borrower under this Agreement and any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all interest, additions to tax or penalties with respect thereto or similar charges imposed by a Governmental Authority (“Taxes”). If any Withholding Agent shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender, any Issuer or the Administrative Agent, then (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.09) such Lender, such Issuer or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make such deductions or withholding, and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable Law.
(b)Other Taxes. In addition, each Borrower agrees to timely pay any present or future stamp or documentary taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes that are imposed with respect to an assignment (other than an assignment made or other action taken at the request of the Parent) (“Other Taxes”), or at the option of the Administrative Agent, timely reimburse it for such taxes.
(c)Indemnity by the Parent. The Parent will indemnify each Lender and Issuer and the Administrative Agent for the full amount of Taxes (other than Excluded

Taxes) imposed on or with respect to any payment made by or on account of any obligation of the Parent and the Other Borrowers under any Loan Document and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.09) paid or payable by such Lender or Issuer or Administrative Agent, as the case may be, and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted (referred to herein as “Indemnified Taxes”). The Administrative Agent and each Issuer and Lender agree to give notice to the Parent of the assertion of any claim against the Administrative Agent or such Issuer or Lender relating to such Taxes or Other Taxes as promptly as is practicable after being notified of such assertion; provided that the Administrative Agent’s or such Issuer’s or Lender’s failure to notify the Parent promptly of such assertion shall not relieve the Parent of its obligations under this Section 4.09 except to the extent that the Parent is actually prejudiced thereby. Payments by the Parent pursuant to this indemnification shall be made within 30 days from the date the Administrative Agent or such Issuer or Lender makes written demand therefor (submitted through the Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis therefor, which certificate shall be conclusive absent manifest error.
(d)Lender Indemnity. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but only to the extent that the Parent has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Parent to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 4.09(d) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(e)Receipts, etc. Within 30 days after the date of any payment of Taxes or Other Taxes, the Parent will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Other. Nothing in this Section 4.09 (including, for the avoidance of doubt, Section 4.09(i)) or otherwise in this Agreement shall require the Administrative Agent, any Lender or any Issuer to disclose to any other party to this Agreement any of its tax returns (or any other information that it deems to be confidential or proprietary).
(g)Withholding Tax Exemption.
(i)Each Lender or Issuer shall, (1) on or about the date such Lender or such Issuer becomes party to this Agreement, and (2) from time to time thereafter if, in each case of (1) and (2), reasonably requested in writing by the Parent or the Administrative Agent, as promptly as is reasonable provide the Administrative Agent and the Parent with the executed copies of forms prescribed by the United States Internal Revenue Service or other relevant Governmental

Authority certifying as to the status of such Lender or such Issuer for purposes of determining exemption from, or reduced rate applicable to, withholding taxes with respect to payments to be made to such Lender or such Issuer under this Agreement and the other Loan Documents.
(ii)Without limiting the generality of the foregoing,
(A)If a payment made to a Lender or Issuer under this Agreement or any other Loan Documents would be subject to United States Federal withholding tax imposed by FATCA if such Lender or such Issuer fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Issuer shall deliver to the Administrative Agent and the Parent on or about the date such Lender or such Issuer becomes party to this Agreement, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Parent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Parent as may be necessary for such party to comply with its obligations under FATCA, to determine that such Lender or such Issuer has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment; solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement;
(B)Any Lender or Issuer, if reasonably requested by the Administrative Agent or the Parent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Agent or the Parent as will enable the Administrative Agent or the Parent to determine whether or not such Lender or such Issuer is subject to backup withholding or information reporting requirements;
(C)Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent and the Parent on or prior to the date on which such Lender becomes a Lender under this Agreement or when reasonably requested by the Administrative Agent or the Parent, executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax; and
(D)Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent and the Parent on or prior to the date on which such Lender becomes a Lender under this Agreement or when reasonably requested by the Administrative Agent or the Parent, (x) executed copies of any applicable IRS Form W-8, (y) in the case of such Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (z) to the extent such Lender is a partnership or is acting as an intermediary for the beneficial owner of the payments to be made, executed copies of an applicable IRS Form W-8, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each partner or beneficial owner, as applicable; provided that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
provided that a Lender or Issuer shall not be obligated to provide any such form specified in clause (i) or (ii) if such Lender or such Issuer is not legally able to do so. Each Lender and Issuer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent and the Parent in writing of its legal inability to do so.
(h)Excluded Taxes. Excluded Taxes shall mean any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender or an Issuer or required to be withheld from a payment to such Person:
(i)Any Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes imposed on such Lender, such Issuer or the Administrative Agent, as the case may be, (A) by the jurisdiction under the laws of which such Lender, such Issuer or the Administrative Agent, as the case may be, is organized or by any political subdivision thereof or imposed as a result of such Lender, the Issuer, or Administrative Agent having its principal office or applicable lending office or Notional Funding Office in the Jurisdiction imposing the Tax, or (B) as a result of a present or former connection between such Lender, such Issuer or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender, Administrative Agent or such Issuer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document);
(ii)In the case of each Lender or Issuer, any United States federal withholding Taxes, to the extent that such withholding is imposed on amounts payable to or for the account of such Lender or such Issuer with respect to a Loan, Letter of Credit or Commitment pursuant to a law that existed on the date such Lender or such Issuer became a party to this Agreement or on the date such Lender or such Issuer changes its lending office or Notional Funding Office; provided that this clause (ii) shall not apply to a Lender or Issuer that became a Lender or Issuer as a result of an assignment made or other action taken at the request of the Parent;
(iii)Any Taxes to the extent that the obligation to make such indemnification or to pay such additional amounts would not have arisen but for gross negligence, willful misconduct or bad faith of such Lender or such Issuer or the failure of such Lender or such Issuer to comply with the provisions of Section 4.09(g); and
(iv)Any United States federal withholding Taxes imposed under FATCA.
(i)Refunds. If any party determines in its sole discretion exercised in good faith that it has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 4.09 or with respect to which a Borrower has paid additional amounts, pursuant to this Section 4.09, such party shall promptly after the date of such receipt pay over the amount of such refund to the indemnifying party (but only to the extent of indemnity payments made, or additional amounts paid, by the indemnifying party under this Section 4.09 with respect to the Taxes or Other Taxes giving rise to such refund and only to the extent that the amount of any such refund is directly attributable to payments made under this Agreement), net of all reasonable expenses of such party (including additional Taxes and Other Taxes attributable to such refund, as determined by such party) and without interest (other than interest, if any, paid by the relevant Governmental Authority with respect to such refund). The indemnifying party shall, upon demand, pay to such indemnified party any amount paid over to the indemnifying party by such indemnified party (plus penalties, interest or other charges imposed by such Governmental Authority) in the event such indemnified party is required to repay any portion of such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(j)Cure Action. Each Lender and Issuer agrees to take actions of the type referred to in Section 4.10, if such actions would avoid or reduce payments under this Section 4.09 and would not, in the good faith judgment of such Lender or such Issuer, be disadvantageous in any way to such Lender or such Issuer or its Affiliates at such time or in the future. If a Lender requests reimbursement under this Section 4.09, so long as the circumstances giving rise to such request continue to exist, the Parent at its option, and at the sole cost and expense of the Borrowers, may replace such Lender with another Lender or a financial institution reasonably satisfactory to the Administrative Agent by giving notice of such replacement Lender to such Lender and the Administrative Agent. Unless the Administrative Agent, any Issuer or any Swingline Lender shall object to the identity of such proposed replacement Lender within 10 days after receipt of such notice, the Lender being so replaced shall, upon payment in full in cash to it of all amounts owed to it hereunder and under the other Loan Documents, including all amounts owed under Sections 4.08(c) and 4.09 hereof, assign all of its interests hereunder and under the other Loan Documents to such replacement Lender and such replacement Lender shall assume all of such other Lender’s obligations hereunder and under the other Loan Documents in accordance with the provisions of Section 12.14(c) hereof.
(k)Defined Terms. For purposes of this Section 4.09, the term “Lender” includes any Issuer.
Section 4.10Funding by Branch, Subsidiary or Affiliate.
(a)Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to any Borrower, to deem any branch, subsidiary or Affiliate of such Lender to have made, maintained or funded any part of the Loans at any time; provided that if a Lender exercises such right as a matter of administrative convenience and not as required by Law or by this Agreement, then the Parent shall not be required to reimburse the Lender for any increased amounts payable under Section 4.08(a) or 4.09 hereof that result from the exercise of such right. Any branch, subsidiary or Affiliate so deemed shall be known as a “Notional Funding Office.” Such Lender shall deem any part of its Loans or the funding therefor to have been transferred to a different Notional Funding Office if such transfer would avoid or cure an event or condition described in Section 2.06(d)(i)(B) hereof or would lessen compensation payable by any Borrower under Sections 4.08(a) or 4.09 hereof, and would not, in the good faith judgment of such Lender, be disadvantageous in any way to such Lender or its Affiliates at such time or in the future (it being assumed for purposes of such determination that the Loans are actually made or maintained by or funded through the corresponding Notional Funding Office). Notional Funding Offices may be selected by such Lender without regard to such Lender’s actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.
(b)Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the Loans by arranging for a branch, subsidiary or Affiliate of such Lender to make or maintain such part of the Loans; provided that if a Lender exercises such right as a matter of administrative convenience and not as required by Law or by this Agreement, then the Parent shall not be required to reimburse the Lender for any increased amounts payable under Section 4.08(a) or 4.09 hereof that result from the exercise of such right. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or Affiliate or (ii) request any Borrower to issue one or more promissory notes in the principal amount of such part, in substantially the form attached hereto as Exhibit A or B, as the case may be, with the blanks appropriately filled, payable to such branch, subsidiary or Affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to any Borrower. Each Borrower agrees to comply promptly with any request under clause (ii) of this Section 4.10(b). If any Lender causes a branch, subsidiary or Affiliate to make or maintain any part of Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans and to any note payable to the order of such branch, subsidiary or Affiliate to the same extent as if such part of the Loans were made or maintained and such note were a Note payable to such Lender’s order.

Section 4.11Several Obligations. The failure of any Lender to make a Revolving Credit Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Revolving Credit Loan.
Section 4.12Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)Commitment Fees shall cease to accrue on the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.05(a).
(b)The Revolving Credit Committed Amount, Loans and LC Exposure of such Defaulting Lender shall not be included in determining whether the Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.03); provided that this clause (b) shall not apply for purposes of any amendment, modification or waiver that (i) increases such Defaulting Lender’s Revolving Credit Committed Amount or extends the maturity of such Defaulting Lender’s Loans or extends its Revolving Credit Commitment, or reduces principal owed with respect thereto or (ii) requires the consent of all Lenders or each Lender affected thereby and treats such Defaulting Lender differently than the other respective Lenders.
(c)If any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitments) but only to the extent that (A) no Event of Default has occurred and is continuing at such time and (B) such reallocation does not cause the Dollar Equivalent Amount of the Revolving Credit Exposure of any non-Defaulting Lender to exceed the Dollar Equivalent Amount of the Revolving Credit Committed Amount of such non-Defaulting Lender (it being understood and agreed that, subject to Section 12.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation);
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuers only the Relevant Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.11(i) for so long as such LC Exposure is outstanding;

(iii)if the Parent cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Parent shall not be required to pay any participation fees to such Defaulting Lender pursuant to Section 2.05(b), and such fees shall not accrue, with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if any LC Exposure of such non-Defaulting Lender is reallocated pursuant to clause (i) above, then the participation fees payable to the Lenders pursuant to Section 2.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment Percentages; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuers or any other Lender hereunder, all participation fees payable under Section 2.05(b) with respect to such Defaulting Lender’s LC Exposure (to the extent neither so reallocated nor cash collateralized) shall be payable to the applicable Issuer or Issuers in respect of the Letters of Credit included in such LC Exposure, pro rata until and to the extent that such LC Exposure is so reallocated and/or cash collateralized.
(d)So long as such Lender is a Defaulting Lender, no Issuers shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments and the obligations to participate in Letters of Credit of the non-Defaulting Lenders and/or cash collateral will be provided by the Parent in accordance with clauses (i) and (ii) of Section 4.12(c) above.
(e)If any Swingline Exposure exists at the time such Lender becomes a Defaulting Lender, then (i) the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (A) no Event of Default has occurred and is continuing at such time and (B) such reallocation does not cause the Dollar Equivalent Amount of the Revolving Credit Exposure of any non-Defaulting Lender to exceed the Dollar Equivalent Amount of the Revolving Credit Committed Amount of such non-Defaulting Lender (it being understood and agreed that, subject to Section 12.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation); and (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated.

(f)So long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure will be fully covered by the Commitments of the non-Defaulting Lenders, and participating interests in any such funded Swingline Loan will be allocated among the non-Defaulting Lenders in a manner consistent with Section 4.12(e)(i) (and such Defaulting Lender shall not participate therein).
(g)If (i) a Bankruptcy Event or a Bail-In Action with respect to a parent entity of which any Lender is a subsidiary shall occur following the date hereof and for so long as such event shall continue or (ii) an Issuer or Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, then (x) such Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer shall have entered into arrangements with the Parent or such Lender, satisfactory to such Issuer to defease any risk to it in respect of such Lender hereunder and (y) such Swingline Lender shall not be required to fund any Swingline Loan unless such Swingline Lender shall have entered into arrangements with the Parent or such Lender, satisfactory to such Swingline Lender to defease any risk to it in respect of such Lender hereunder, as applicable.
(h)Any principal, interest, fees or any other amounts payable to or for the account of any Defaulting Lender in its capacity as a Lender hereunder shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, (A) be applied, at such time or times as may be determined by the Administrative Agent, (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (2) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuers or the Swingline Lender in respect of such Defaulting Lender’s participations in Letters of Credit or such Defaulting Lender’s Swingline Loans, as applicable, (3) third, to the funding of such Defaulting Lender’s Commitment Percentage of any borrowing in respect of which such Defaulting Lender shall have failed to fund such share as required hereunder, (4) fourth, to cash collateralize participation obligations of such Defaulting Lender in respect of outstanding Letters of Credit and (B) to the extent not applied as aforesaid, be held, if so determined by the Administrative Agent, as cash collateral for funding obligations of such Defaulting Lender in respect of future Revolving Credit Loans hereunder, (C) to the extent not applied or held as aforesaid, be applied, pro rata, to the payment of any amounts owing to the Parent or the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Parent or any non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations hereunder and (D) to the extent not applied or held as aforesaid, be distributed to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.
(i)In the event that the Administrative Agent, the Parent and the Issuers each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure and Swingline Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage.

(j)So long as such Lender is a Defaulting Lender, the Parent may, at its option, replace such Defaulting Lender with another financial institution (which may be a Lender) reasonably satisfactory to the Administrative Agent by giving notice of such replacement Lender to such Defaulting Lender and the Administrative Agent. Unless the Administrative Agent, any Swingline Lender or any Issuer shall object to the identity of such proposed replacement Lender within 10 days after receipt of such notice, the Defaulting Lender being so replaced shall, upon indefeasible payment in full in cash to it of all amounts owed to it hereunder (which shall include amounts referenced in Section 4.08(c)) and under the other Loan Documents assign all of its interests hereunder and under the Loan Documents to such replacement Lender and such replacement Lender shall assume all of such Defaulting Lender’s obligations hereunder and under the other Loan Documents in accordance with the provisions of 12.14(c).
(k)So long as such Lender is a Defaulting Lender and no Event of Default or Potential Event of Default has occurred or exists, the Parent may, at its option, reduce the unused portion of such Defaulting Lender’s Commitment without being required to reduce any other Lender’s Commitment. Any such reduction shall be effective upon written notice by the Parent to the Administrative Agent.
Article V

REPRESENTATIONS AND WARRANTIES
As of the date hereof, the Parent hereby represents and warrants to the Administrative Agent and each Lender as follows:
Section 5.01Financial Statements; No Material Adverse Change. The Parent’s audited consolidated balance sheet as of September 30, 2020, and the related statement of consolidated income for the year then ended (copies of which have been furnished to each Lender) are complete and correct in all material respects and present fairly the financial condition of the Parent and its Subsidiaries as of such date and the results of its operations for such year and since such date to the date hereof there has been no material adverse change in such financial condition or operations on a consolidated basis. The Parent’s unaudited consolidated balance sheet as of December 31, 2020, and the related statement of consolidated income for the three-month period ended on such date (copies of which have been furnished to each Lender) are complete and correct in all material respects and present fairly the financial condition of the Parent and its Subsidiaries as of such date and the results of its operations for such period (subject to normal year-end audit adjustments and the absence of certain footnotes).
Section 5.02Litigation. There is no action, suit or administrative proceeding, to the knowledge of the Parent after due inquiry, pending or threatened against the Parent or any of its Subsidiaries as of the date hereof which, in the opinion of the Parent, involves any substantial risk of any material adverse effect on the financial condition or business of the Parent and its Subsidiaries on a consolidated basis.
Section 5.03Due Organization. The Parent is a corporation and each Initial Other Borrower is (and as of the date it becomes an Other Borrower hereunder, each additional

Other Borrower will be) a legal entity, in each case duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
Section 5.04Consents and Approvals. The Parent and each Initial Other Borrower has (and as of the date it becomes an Other Borrower hereunder, each additional Other Borrower will have) obtained the necessary material consents and approvals, governmental or otherwise, for its execution and performance under this Agreement.
Section 5.05Corporate Power, Authorization and Enforceability. The Parent and each Initial Other Borrower has (and as of the date it becomes an Other Borrower hereunder, each additional Other Borrower will have) taken all necessary corporate or other organizational action to authorize its execution and performance under this Agreement such that this Agreement, the Notes and, as applicable, the other Loan Documents constitute valid and legally binding obligations of the Parent and each Other Borrower, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).
Section 5.06ERISA. Parent and each Other Borrower is in compliance in all material respects with all applicable provisions and requirements of ERISA with respect to any Employee Benefit Plan for which Parent or such Other Borrower is the plan sponsor or a contributing employer, and neither Parent nor any Other Borrower is subject to any material liability, penalty, excise tax or Lien arising under ERISA or under the Internal Revenue Code with respect to any Plan or Multiemployer Plan, except to the extent such noncompliance, liability, penalty, excise tax or Lien would not reasonably be expected to result, alone or together with all such noncompliance, liabilities, penalties, excise taxes or Liens, in a Material Adverse Effect.
Section 5.07No Conflict. Neither the execution and delivery by the Parent or, as applicable, the Other Borrowers of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance by the Parent or, as applicable, the Other Borrowers with the provisions thereof will violate (a) to the best of the Parent’s knowledge after due inquiry, any material law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Parent or any of its Subsidiaries, (b) the Parent’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) to the best of the Parent’s knowledge after due inquiry, the provisions of any material indenture, instrument or agreement to which the Parent or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any lien in, of or on the property of the Parent or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except, in each case, to the extent such violation would not have a material adverse effect on the financial condition or business of the Parent and its Subsidiaries on a consolidated basis.
Section 5.08No Default. Each of the Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Event of Default or Potential Event of Default has occurred and is continuing.
Section 5.09Anti-Corruption Laws and Sanctions; KYC. The Parent and its Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to promote compliance by the Parent and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and, to the knowledge of the senior management of each of the Parent and its Subsidiaries, their respective directors, officers, employees and agents are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions. None of (x) the Parent, any Subsidiary of the Parent, or, to the knowledge of the senior management of each of the Parent and its Subsidiaries, any of their respective directors, officers or employees, or (y) to the knowledge of the senior management of each of the Parent and its Subsidiaries, any agent of the Parent or any of its Subsidiaries or other Affiliates that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. Parent and its Subsidiaries are in compliance in all material respects with applicable provisions of Title III of the USA PATRIOT Act.

Article VI

CONDITIONS OF CREDIT
Section 6.01Conditions to Initial Credit Events. The obligation of each Lender to make its initial Loan and of each Issuer to issue its initial Letter of Credit is subject to the execution and delivery of this Agreement by all parties hereto and the following conditions precedent:
(a)Officer’s Certificate. The Administrative Agent shall have received a certificate dated the Closing Date and signed by the Treasurer or a Vice President of the Parent to the effect that each of the representations and warranties made by the Parent in Article V hereof is true and correct in all material respects (or, if qualified by “material,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such materiality qualification)) on and as of the Closing Date as if made on and as of such date, both before and after giving effect to the Credit Events requested to be made on the Closing Date.
(b)Legal Opinion. The Parent shall provide to the Administrative Agent a legal opinion dated the Closing Date in form and substance reasonably satisfactory to the Administrative Agent as to the matters set forth in Sections 5.03, 5.04, 5.05 and 5.07 of this Agreement.
(c)Corporate Action. The Administrative Agent shall have received on or before the Closing Date certified copies of all corporate action taken by the Parent and each Initial Other Borrower to authorize the execution and delivery of this Agreement and, if required, the Notes and such other papers as the Administrative Agent or any Lender shall reasonably require, including specimen signatures of the officers executing this Agreement, the Notes and such documents, including any notices of borrowing.
(d)Patriot Act Information. The Administrative Agent shall have received copies of the articles or certificate of incorporation of the Parent and each Initial Other Borrower, together with all amendments, and a certificate of good standing, each certified as of a recent date by the appropriate governmental officer in its jurisdiction of incorporation, as well as any other information required by Section 326 of the USA PATRIOT ACT, the Beneficial Ownership Regulation or necessary for the Administrative Agent or any Lender to verify the identity of the Parent and each Initial Other Borrower as required by Section 326 of the USA PATRIOT Act and the Beneficial Ownership Regulation.
(e)Fees and Expenses. The Parent shall have paid all fees and expenses required to be paid by it on or before the Closing Date in connection with this Agreement (to the extent such fees and expenses are due and reasonably detailed statements for such fees and expenses have been delivered to the Parent).
(f)Termination of Existing Agreement. The Existing Agreement, and all commitments thereunder, shall have been terminated and the Borrowers shall have paid all “Obligations” owing thereunder, including but not limited to all accrued and unpaid fees, costs and expenses.
Section 6.02Conditions to All Credit Events. The obligation of each Lender to make each Loan to be made by it hereunder and of each Issuer to issue or Modify Letters of Credit is subject to the following conditions precedent:
(a)No Default. No Event of Default and (except in the case of a rollover or an extension of a Loan, but not an increase in the principal amount of a Loan) no Potential Event of Default, has occurred and is continuing on and as of the date of such Credit Event, both immediately before and immediately after giving effect to such Credit Event.
(b)Representations and Warranties. Each of the representations and warranties made by the Parent in Sections 5.03, 5.04, 5.05, 5.07 and 5.09 hereof shall be true and correct in all material respects on and as of the date of such Credit Event as if made on and as of such date unless such representation is already qualified by materiality and then, in such case, the representation shall be true in all respects, both immediately before and immediately after giving effect to such Credit Event. It is further understood and agreed that notice by the Parent requesting any Credit Event pursuant to Section 2.03, 2.11(b) or 3.02 hereof shall constitute a certification by the Parent that (a) the conditions precedent required by this Section 6.02 are satisfied at the date of such Credit Event, and (b) that the proceeds of such Loans will be used by the Borrowers for, and such Letters of Credit will be issued to support, general corporate purposes and no part of such proceeds will be used either directly or indirectly to purchase or carry margin stock in violation of Regulation U of the Board of Governors of the Federal Reserve System.
Section 6.03Additional Conditions to Initial Credit Events of Other Borrowers. The obligations of each Lender to make each Loan to be made by it hereunder to an Other Borrower and of each Issuer to issue Letters of Credit for the account of an Other Borrower shall be subject to the following conditions precedent, in addition to those conditions stated in Section 6.02:
(a)Either (i) such Other Borrower is an Initial Other Borrower with respect to which the documents referred to in Sections 6.01(a), (b), (c) and (d) were delivered to the Administrative Agent on the Closing Date or (ii) such Other Borrower and the Parent have executed and delivered to the Administrative Agent a Borrower Accession Instrument, together with the documents listed therein, and such documents are in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its signature on such Borrower Accession Instrument, and at least five Business Days have elapsed since the delivery of such Borrower Accession Agreement to the Administrative Agent (of which delivery the Administrative Agent shall give prompt notice to the Lenders).
(b)No event or circumstance of the type described in Section 9.01(c), (d), (e), (g), (i), or (j) with respect to such Other Borrower has occurred and is continuing on and as of the date of such Loans or Letter of Credit issuance.
Article VII

AFFIRMATIVE COVENANTS
Section 7.01Affirmative Covenants. From and after the Closing Date and until the payment in full in cash of all of the Obligations (other than contingent indemnification and contingent expense reimbursement obligations not yet due and payable) and so long as any Commitment shall be in effect or any Loan or Letter of Credit (other than Letters of Credit that have been cash collateralized or as to which other arrangements with respect thereto satisfactory to the applicable Issuer shall have been made) or unreimbursed LC Disbursement shall be outstanding hereunder, the Parent agrees that it will, unless the Required Lenders shall otherwise consent in writing:
(a)Maintain, and cause each Subsidiary to maintain, insurance against risks of fire and other casualties with good and responsible insurance companies upon its properties of an insurable nature which are owned and acquired by it from time to time, in accordance with its normal insurance policies and practices.
(b)Duly pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it or against its properties prior to the date on which penalties attach thereto, unless and to the extent only that (i) the same shall be contested in good faith and by proper proceedings or (ii) the failure to pay such taxes, assessments and charges, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(c)Furnish to the Administrative Agent, with a copy for each Lender (i) within 60 days after the close of each quarter, except the last quarter, of each fiscal year, an unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter, an unaudited consolidated income statement of the Parent and its Subsidiaries for the period commencing at the end of the Parent’s previous fiscal year and ending with the end of such quarter and an unaudited consolidated cash flow statement of the Parent and its Subsidiaries for the period commencing at the end of the Parent’s previous fiscal year and ending with the end of such quarter, as such are filed with the Securities and Exchange Commission, (ii) within 120 days after the close of each fiscal year financial statements filed with the Securities and Exchange Commission consisting of a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and a consolidated income statement of the Parent and its Subsidiaries for such fiscal year and a consolidated cash flow statement of the Parent and its Subsidiaries for such fiscal year which will be certified by independent certified public accountants of recognized standing, (iii) as soon as possible and in any event within five days after having knowledge of the occurrence of any Event of Default or Potential Event of Default which in either case is continuing on the date of such statement, a statement of the Chief Financial Officer of the Parent setting forth details of such Event of Default or Potential Event of Default and the action which the Parent has taken and proposes to take with respect thereto, (iv) promptly following a request therefor, any documentation or other information that a Lender reasonably requires in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act or Beneficial Ownership Regulation and (v) such other information in confidence respecting the financial condition and affairs of the Parent and its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request. Any financial statement or other material required to be delivered pursuant to this clause (c) shall be deemed to have been furnished to each of the Administrative Agent and the Lenders on the date that such financial statement or other material is publicly accessible on the Securities and Exchange Commission’s website at www.sec.gov; provided that the Parent will furnish paper copies of such financial statements and other materials to any Lender that requests, by notice to the Parent, that the Parent do so, until the Parent receives notice from such Lender to cease delivering such paper copies.
(d)Furnish to the Administrative Agent, with a copy for each Lender, a certificate duly completed and signed by the Treasurer, the Chief Financial Officer, the Assistant Treasurer or the Controller of the Parent concurrently with the delivery of the financial statements referred to in Section 7.01(c)(i) and (ii) (i) stating that, to the knowledge of such officer (after due inquiry), as of the date thereof no Event of Default or Potential Event of Default has occurred and is continuing or exists (or if an Event of Default or Potential Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of the existence thereof and any action with respect thereto taken or contemplated to be taken by the Parent) and (ii) stating in reasonable detail the information and calculations necessary to establish compliance with Section 8.01 hereof.
(e)Comply, and cause each of its Subsidiaries to comply, with all laws (including ERISA and Environmental Laws), rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(f)(x) Ensure that it (A) shall not request any Borrowing nor any Letter of Credit and (B) shall not use, and (y) shall procure that the Other Borrowers and their respective directors, officers and employees shall not use, directly or indirectly, the proceeds of any Loan or Letter of Credit, and shall not lend, contribute, or otherwise make such proceeds available to any Subsidiary, other Affiliate, joint venture partner or other Person (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, except to the extent permissible for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto (including any Person participating in the transaction, whether as Lender, Administrative Agent, or otherwise).
(g)Maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Parent and its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions.
(h)Use the proceeds of the Loans and the issuances of Letters of Credit only for general corporate purposes of the Parent and its Subsidiaries.
Article VIII

NEGATIVE COVENANTS
From and after the Closing Date and until the payment in full in cash of all of the Obligations (other than contingent indemnification and contingent expense reimbursement obligations not yet due and payable) and so long as any Commitment shall be in effect or any Loan or Letter of Credit (other than Letters of Credit that have been cash collateralized or as to which other arrangements with respect thereto satisfactory to the applicable Issuer shall have been made) or unreimbursed LC Disbursement shall be outstanding hereunder, the Parent agrees that it will not, unless the Required Lenders shall otherwise consent in writing:
Section 8.01Maximum Leverage Ratio. Permit the Leverage Ratio to, at any time, exceed 0.70 to 1.00.
Section 8.02Disposal of Assets. Sell, lease, assign, transfer or otherwise dispose of all or substantially all of its consolidated assets or permit its percentage ownership interest in any Other Borrower to be less than 75% (so long as such Other Borrower remains an Other Borrower hereunder).
Section 8.03Liens. Create, assume or suffer to exist, nor cause or permit any Subsidiary to create, assume or suffer to exist, any mortgage, lien, pledge or security interest on any Principal Property, or any underlying real estate of such property, or shares of capital stock or indebtedness of any Restricted Subsidiary, whether now owned or hereafter acquired; provided that this Section 8.03 shall not apply to any of the following:
(a)mortgages, liens, pledges or security interests on any Principal Property (including any underlying real estate) acquired, repaired, constructed or improved by the Parent or any Restricted Subsidiary which are created or assumed prior to, contemporaneously with, or within 180 days after (or in the case of any such Principal Property which is being financed on the basis of long-term contracts or similar financing arrangements for which a firm commitment is made by one or more banks, insurance companies or other lenders or investors (not including the Parent or any Restricted Subsidiary), then within 360 days after), the completion of such acquisition, repair, construction or improvement of such Principal Property to secure or provide for the payment of any part of the purchase price and other acquisition costs of such property or the cost of such repair, construction or improvement, or mortgages, liens, pledges or security interests on any Principal Property existing at the time of acquisition thereof (including by means of a merger or consolidation);
(b)mortgages, liens, pledges or security interests on property or shares of capital stock or indebtedness of a Person existing at the time such Person is merged into or consolidated with the Parent or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person substantially as an entirety to the Parent or a Restricted Subsidiary;
(c)mortgages, liens, pledges or security interests existing on the date of the Indenture or mortgages, liens, pledges or security interests on property or shares of capital stock or indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary;
(d)mortgages, liens, pledges or security interests to secure indebtedness of a Restricted Subsidiary to the Parent or to another Restricted Subsidiary, but only so long as such indebtedness is held by the Parent or a Restricted Subsidiary;
(e)mortgages, liens, pledges or security interests in favor of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, or any department, agency or political subdivision of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract, statute or regulation, including, without limitation, mortgages, liens, pledges or security interests to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price and other acquisition costs or the cost of constructing or improving the property subject to such mortgages, liens, pledges or security interests;
(f)mortgages, liens, pledges or security interests in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;
(g)mortgages, liens, pledges or security interests for the sole purpose of extending, renewing or replacing (including successive extensions, renewals or replacements), in whole or in part any lien referred to in the foregoing clauses (a) through (f), inclusive, or in this clause (g), or any lien created prior to and existing on the date of the Indenture; provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement (plus an amount in respect of fees, costs and expenses, including premiums and accrued and unpaid interest in relation to any refinancing, refunding, extension, renewal or replacement of such indebtedness), and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property);
(h)mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’ or other similar liens arising in the ordinary course of business;
(i)mortgages, liens, pledges or security interests created by or resulting from any litigation or proceedings which are being contested in good faith; mortgages, liens, pledges or security interests arising out of judgments or awards against the Parent or any Restricted Subsidiary with respect to which the Parent or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or mortgages, liens, pledges or security interests incurred by the Parent or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Parent or such Restricted Subsidiary is a party;
(j)mortgages, liens, pledges or security interests for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease, and tenants’ rights under leases; minor survey exceptions, easements, rights of way and other restrictions on the use of properties; liens in favor of performance, appeal, surety or similar bonds; and any other mortgages, liens, pledges or security interests of a nature similar to those hereinabove described in this clause (j) which do not, in the opinion of the Parent, materially impair the use of such property in the operation of the business of the Parent or a Restricted Subsidiary or the value of such property;
(k)mortgages, liens, pledges or security interests in respect of sale and lease-back transactions permitted under the Indenture; or
(l)mortgages, liens, pledges or security interests if the Obligations are secured by such mortgage, lien, pledge or security interest equally and ratably with any and all other indebtedness for borrowed money secured thereby;
provided, however, that if (x) the Parent creates, assumes or suffers to exist or causes or permits any Subsidiary to create, assume or suffer to exist any such mortgage, lien, pledge or security interest on any such Principal Property or any such underlying real estate, shares or indebtedness or (y) to the extent any securities under the Indenture remain outstanding, and the Indenture requires the Parent to make or cause to be made effective provision whereby the obligations outstanding under the Indenture are secured by any mortgage, lien, pledge or security interest equally and ratably with any and all other indebtedness for borrowed money secured thereby, then, in each case of (x) and (y), the Parent shall also make or cause to be made effective provision whereby the Obligations shall be secured by such mortgage, lien, pledge or security interest equally and ratably with any and all other indebtedness for borrowed money secured thereby (including the outstanding obligations under the Indenture, if any); provided further, that any mortgage, lien, pledge or security interest created to secure the Obligations pursuant to the first proviso in this paragraph shall be automatically and unconditionally released and discharged upon the release and discharge of the applicable mortgage, lien, pledge or security interest described in the first proviso of this paragraph without any further action on the part of the Administrative Agent, the Issuers, the Lenders, the Borrower or Subsidiaries.
Article IX

EVENTS OF DEFAULT
Section 9.01Events of Default. An “Event of Default” shall mean the occurrence or existence of one or more of the following events or conditions:
(a)Default in payment of principal on any Loan or Note or reimbursement obligation with respect to any Letter of Credit when due; or
(b)Default in payment of interest, any Commitment Fee, Letter of Credit Fee or any other amount provided for herein, and such default shall continue unremedied for five Business Days after written notice thereof shall have been received by the Parent from the Administrative Agent or any Lender; or
(c)Any representation made by the Parent or any Other Borrower herein or in any certificate, statement or report, or any financial statement, furnished by the Parent or any Other Borrower hereunder shall prove at any time to be erroneous in any material respect; provided, however, the Parent or such Other Borrower shall have twenty days after the Parent or such Other Borrower has knowledge of such fact to remedy the underlying facts resulting in such certificate, statement or report being erroneous as above described; or
(d)(i) Default in any respect in the performance of Section 7.01(f) hereof or (ii) default in any material respect by the Parent or any Other Borrower in the performance of any other term, covenant or agreement contained in this Agreement, other than those set forth in clause (i) of this clause (d) or clauses (a) through (c) above and (x) such default (other than a default in the performance of Section 7.01(c)(iii) hereof) shall continue unremedied for thirty days after written notice thereof shall have been received by the Parent from the Administrative Agent or (y) in the case of a default in the performance of Section 7.01(c)(iii) hereof, such default shall have continued unremedied for five days; or
(e)Failure by the Parent or any Subsidiary to pay when due (whether at maturity, upon acceleration or otherwise, giving effect to any applicable grace period) obligations for borrowed money (other than Limited Recourse Debt) in excess of the Dollar Equivalent Amount of $225,000,000 in the aggregate at any time; or
(f)If the Parent dissolves or merges or is merged with another entity (unless (i) the Parent is the surviving entity or the surviving entity is (x) a corporation incorporated under the laws of the United States, any state thereof or the District of Columbia or (y) a partnership or limited liability company formed under the laws of the United States, any state thereof or the District of Columbia (any such entity, the “Successor Borrower”) and, in the case of this clause (y), the Lenders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such merger and will be subject to federal income tax on the same amounts, in the same manner and at the time times as would have been the case if such merger had not occurred, (ii) the Successor Borrower (if not Parent) shall succeed, by agreement reasonably satisfactory in form and substance to the Administrative Agent, to all of the businesses and operations of the Parent and shall assume all of the rights and Obligations of the Parent under this Agreement and the other Loan Documents, (iii) each Other Borrower confirms its Obligations under this Agreement and the other Loan Documents in form and substance reasonably satisfactory to the Administrative Agent, (iv) the Administrative Agent and each Lender shall have received, such other documents and information as may be reasonably requested, including, without limitation, information in respect of applicable “know your customer” and anti-money laundering rules and regulations, the Beneficial Ownership Regulation and the USA PATRIOT Act, (v) no Event of Default and no Potential Event of Default has occurred and is continuing or would result therefrom, (vi) after giving effect to such dissolution or merger, the Public Debt Rating is at least BBB+/Baa1 and (vii) Parent or such Successor Borrower, as applicable, shall have delivered to the Administrative Agent, for distribution to the Lenders, an officer’s certificate to the effect that such merger complies with the terms of this Agreement); or
(g)A judgment or order for the payment of money in excess of the Dollar Equivalent Amount of $225,000,000 shall be rendered against the Parent or any Other Borrower and such judgment shall continue unsatisfied or unstayed for a period of 60 days after the time period for appeal has expired; provided, however, that, for purposes of determining whether an Event of Default has occurred under this Section 9.01(g), the amount of any such judgment or order shall be reduced to the extent that (i) such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, such judgment or order; or
(h)The Parent shall purport to terminate, revoke, declare voidable or void all or any part of its obligations under Article X hereof and such termination, revocation or declaration shall not have been rescinded in writing within three Business Days after written notice thereof by the Administrative Agent to the Parent; or
(i)The Parent or any Other Borrower makes, or takes corporate or other organizational action for a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy or a petition or answer seeking its reorganization or the readjustment of its indebtedness or consents to or petitions for the appointment of a receiver, trustee or liquidator of all or substantially all of its property; or
(j)The commencement of a case or other proceeding, without the application or consent of the Parent or any Other Borrower, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of the Parent or such Other Borrower, the appointment of a trustee, receiver, custodian, liquidator or the like for the Parent or any Other Borrower, or any similar action with respect to the Parent or any Other Borrower, under any laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect for a period of 90 consecutive days or an order for relief in respect of the Parent or any Other Borrower, shall be entered in an involuntary case under the Federal bankruptcy laws (as now or hereafter in effect) and such order shall not be dismissed, discharged, stayed or restrained prior to the end of such 90 day period or within 30 days of its entry, whichever is later; or
(k)A Change of Control shall have occurred; or
(l)An ERISA Event shall have occurred, which either alone or together with all other such ERISA Events, if any, that have already occurred would reasonably be expected to result in a Material Adverse Effect;
provided that notwithstanding the foregoing, no Event of Default or Potential Event of Default shall be deemed to have occurred or to exist as a result of an event or circumstance of the type described in clause (c), (d), (g), (i) or (j) with respect to an Other Borrower for a period of five Business Days after notice of such event or circumstance is given by the Administrative Agent to the Parent, if, within such five Business Day period (i) the principal of, and interest on, all outstanding Loans made to such Other Borrower are repaid in full and (ii) such Other Borrower and the Parent execute and deliver to the Administrative Agent an Other Borrower Removal Notice.
Section 9.02Consequences of an Event of Default.
(a)If an Event of Default specified in clauses (a) through (h), (k) and (l) of Section 9.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Administrative Agent or any Lender may have hereunder or under any other Loan Document, at law or in equity, the Lenders shall be under no further obligation to make Loans, the Issuers shall be under no further obligation to issue or Modify Letters of Credit, and the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Parent, from time to time do any or all of the following:
(i)declare the Commitments terminated, whereupon the Commitments will terminate;
(ii)declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived and require any outstanding Letters of Credit to be cash collateralized in accordance with Section 2.11(i).
(b)If an Event of Default specified in clauses (i) or (j) of Section 9.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Administrative Agent or any Lender may have hereunder or under any other Loan Document, at law or in equity, the Commitments shall automatically terminate, the Lenders shall be under no further obligation to make Loans, the Issuers shall be under no further obligation to issue or Modify Letters of Credit, the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and any outstanding Letters of Credit shall be cash collateralized in accordance with Section 2.11(i).

Article X

PARENT GUARANTY
Section 10.01Guaranty and Suretyship. The Parent hereby absolutely, unconditionally and irrevocably guarantees and becomes surety for the full and punctual payment of the Guaranteed Obligations as and when such payment shall become due (at scheduled maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents. The provisions of this Article X are an agreement of suretyship as well as of guaranty, are a guarantee of payment and not merely of collectability, and are in no way conditioned upon any attempt to collect from or proceed against any Other Borrower or any other Person or any other event or circumstance. The obligations of the Parent under this Article X are direct and primary obligations of the Parent and are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Parent regardless of whether action is brought against any Other Borrower or any other Person or whether any Other Borrower or any other Person is joined in any such action or actions. The provisions of this Article X shall not apply unless and until an Other Borrower is party to this Agreement or a Borrower Accession Instrument and shall apply for so long as any Loan to an Other Borrower or the related Guaranteed Obligations are outstanding or any Commitment remains in effect.
Section 10.02Obligations Absolute. To the fullest extent permitted by Law, the Parent agrees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting the Guaranteed Obligations, any of the terms of the Loan Documents or the rights of the Administrative Agent, any Lender or any other Person with respect thereto. To the fullest extent permitted by Law, the obligations of the Parent under this Article X shall be absolute, unconditional and irrevocable, irrespective of any of the following:
(a)any lack of legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization, dissolution or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guaranteed Obligations;
(b)any increase, decrease or change in the amount, nature, type or purpose of any of the Guaranteed Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method or place of payment of, or in any other term of, any of the Guaranteed Obligations; any execution or delivery of any additional Loan Documents; or any amendment to, or refinancing or refunding of, any Loan Document or any of the Guaranteed Obligations;
(c)any impairment by the Administrative Agent, any Lender or any other Person of any recourse of the Parent against any Other Borrower or any other Person; any failure to assert any breach of or default under any Loan Document or any of the Guaranteed Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Other Borrower or any other Person under or in connection with any Loan Document or any of the Guaranteed Obligations; any refusal of payment of any of the Guaranteed Obligations, whether or not with any reservation of rights against the Parent; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Guaranteed Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Guaranteed Obligations entitled to the benefits of this Agreement, or if any collections are applied to Guaranteed Obligations, any application to particular Guaranteed Obligations;
(d)any taking, amendment, subordination, release, loss or impairment of, or any failure to protect, perfect, or preserve the value of, or any other action or inaction by the Administrative Agent, any Lender or any other Person in respect of, any direct or indirect security for any of the Guaranteed Obligations;
(e)any merger, consolidation, liquidation, dissolution, winding-up, charter revocation or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Other Borrower or any other Person; any bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to any Other Borrower or any other Person; or any action taken or election made by the Administrative Agent, any Lender (including any election under Section 1111(b)(2) of the United States Bankruptcy Code), any Other Borrower or any other Person in connection with any such proceeding;
(f)the failure of any Other Borrower to be properly organized under the Laws of its jurisdiction of organization, to take proper actions to authorize the incurrence of its Guaranteed Obligations or to comply in any respect with Laws applicable to it relating to its Guaranteed Obligations;
(g)any defense, set-off or counterclaim (including any defense of failure of consideration, breach of warranty, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction or usury, and excluding only the defense of full, strict and indefeasible payment or performance), which may at any time be available to any Other Borrower or any other Person with respect to any Loan Document or any of the Guaranteed Obligations; or any discharge by operation of law or release of any Other Borrower or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Obligations; or
(h)any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a legal or equitable defense available to, or limit the liability of, any Other Borrower, the Parent, a guarantor or a surety, excepting only full, strict and indefeasible payment and performance of the Guaranteed Obligations.
Section 10.03Waivers, etc. To the fullest extent permitted by Law, the Parent hereby waives any defense to or limitation on its obligations under this Article X arising out of or based on any event or circumstance referred to in Section 10.02. Without limitation, to the fullest extent permitted by Law, the Parent waives each of the following for purposes of this Article X:

(a)all notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against the Parent, including (i) any notice of any event or circumstance described in Section 10.02, (ii) any notice required by any Law now or hereafter in effect in any jurisdiction, (iii) any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guaranteed Obligations, (iv) any notice of the incurrence of any Guaranteed Obligation, (v) any notice of any default (other than notices expressly required under Article IX hereof) or any failure on the part of any Other Borrower or any other Person to comply with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations, and (vi) any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of any Other Borrower or any other Person;
(b)any right to any marshalling of assets, to the filing of any claim against any Other Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding, or to the exercise against any Other Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any requirement of promptness or diligence on the part of the Administrative Agent, any Lender or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; and any requirement of acceptance of this Agreement, and any requirement that the Parent receive notice of such acceptance; and
(c)any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws or similar laws), or by reason of any election of remedies or other action or inaction by the Administrative Agent or any Lender (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guaranteed Obligations), which results in denial or impairment of the right of the Administrative Agent or Lenders to seek a deficiency against any Other Borrower or any other Person, or which otherwise discharges or impairs any of the Guaranteed Obligations or any recourse of the Parent against any Other Borrower or any other Person.
Section 10.04Reinstatement. The obligations of the Parent under this Article X shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be returned by the Administrative Agent or any Lender for any reason, all as though such payment had not been made.
Section 10.05No Stay. Without limitation of any other provision of this Agreement, if any acceleration of the time for payment of any Guaranteed Obligation, or any condition to any such acceleration, shall at any time be stayed, enjoined or prevented for any reason (including stay or injunction resulting from the pendency against any Other Borrower or any other Person of a bankruptcy, insolvency, reorganization, dissolution or similar proceeding), the Parent agrees that, for purposes of this Article X and its obligations hereunder, such

Guaranteed Obligation shall be deemed to have been accelerated, and such condition to acceleration shall be deemed to have been met.
Section 10.06Payments. All payments to be made by the Parent pursuant to this Article X shall be made at the times, in the manner and in the currency prescribed for payments in Section 4.05 of this Agreement, without set-off, counterclaim, withholding or other deduction of any nature, except for payments and deductions permitted by Section 4.05.
Section 10.07Subrogation, etc. Any rights which the Parent may have or acquire by way of subrogation, reimbursement, exoneration, contribution or indemnity, and any similar rights (whether arising by operation of law, by agreement or otherwise), against each Other Borrower, arising from the existence, payment, performance or enforcement of any of the obligations of the Parent under or in connection with this Agreement, shall be subordinate in right of payment to the Guaranteed Obligations, and the Parent shall not exercise any such rights until the earlier of the time when all Guaranteed Obligations and all other obligations under this Agreement have been paid in full and all Commitments shall have terminated or the time when such Other Borrower ceases to be an Other Borrower hereunder. If, notwithstanding the foregoing, any amount shall be received by the Parent on account of any such rights at any time prior to the earlier of the time when all Guaranteed Obligations under this Agreement shall have been paid in full and all Commitments shall have terminated or the time when such Other Borrower shall have ceased to be an Other Borrower hereunder, such amount shall be held by the Parent in trust for the benefit of the Lenders, segregated from other funds held by the Parent, and shall be forthwith delivered to the Administrative Agent on behalf of the Lenders in the exact form received by the Parent (with any necessary endorsement), to be applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with this Agreement, or to be held by the Administrative Agent on behalf of the Lenders as security for the Guaranteed Obligations and disposed of by the Administrative Agent in any lawful manner, all as the Administrative Agent may elect in accordance with this Agreement.
Section 10.08Continuing Agreement. The provisions of this Article X are a continuing guaranty and shall continue in full force and effect until all Guaranteed Obligations have been paid in full, and all Commitments have terminated, subject in any event to reinstatement in accordance with Section 10.04.
Article XI

THE ADMINISTRATIVE AGENT
Section 11.01Appointment. Each Lender and Issuer hereby appoints Mizuho to act as Administrative Agent for such Lender or Issuer under this Agreement and the other Loan Documents. Each Lender and Issuer hereby irrevocably authorizes Mizuho as Administrative Agent to take such action on behalf of such Lender or Issuer under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mizuho hereby agrees to act as Administrative Agent on behalf of the Lenders and Issuers on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 11.10 hereof. Each Lender and Issuer hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Administrative Agent. Each Lender and Issuer agrees that the rights and remedies granted to the Administrative Agent under the Loan Documents shall be exercised exclusively by the Administrative Agent, and that no Lender or Issuer shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.
Section 11.02General Nature of the Administrative Agent’s Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:
(a)The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Administrative Agent shall be read into this Agreement or any Loan Document or shall otherwise exist.
(b)The duties and responsibilities of the Administrative Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship in respect of any Lender or Issuer.
(c)The Administrative Agent is and shall be solely the agent of the Lenders and Issuers. The Administrative Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any Borrower or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Lenders and Issuers as provided in this Agreement and the other Loan Documents).
(d)The Administrative Agent shall not be under any obligation to take any action hereunder or under any other Loan Document if the Administrative Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified.
Section 11.03Exercise of Powers. The Administrative Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Administrative Agent’s rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Administrative Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders or all Lenders (or some other Person or set of Persons), in which case the Administrative Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. The Administrative Agent shall not have any liability to any Person as a result of (x) the Administrative Agent acting or refraining from acting in accordance with the directions of the Required Lenders (except where such direction directly contravenes an express provision hereof under which the Administrative Agent is required to give notice or apply funds), (y) the Administrative Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the Administrative Agent has discretionary power to take such action (except where such instruction directly contravenes an express provision hereof under which the Administrative Agent is required to give notice or apply funds), or (z) the Administrative Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 11.04(a) hereof).
Section 11.04General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:
(a)The Administrative Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct, as finally determined in a non-appealable judgment by a court of competent jurisdiction.
(b)The Administrative Agent shall not be responsible to any Lender or Issuer for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document, (iii) any failure of any Borrower or Lender to perform any of their respective obligations under this Agreement or any other Loan Document, (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time, or (v) caring for, protecting, insuring, or paying any taxes, charges or assessments with respect to any collateral.
(c)The Administrative Agent shall not be under any obligation to ascertain, inquire or give any notice to any Lender or Issuer relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person, or (iii) except to the extent set forth in Section 11.05(f) hereof, the existence of any Event of Default or Potential Event of Default.
(d)The Administrative Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender or Issuer with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Administrative Agent to such Lender or Issuer.
Section 11.05Administration by the Administrative Agent.
(a)The Administrative Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Administrative Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.
(b)The Administrative Agent may consult with legal counsel (including, without limitation, in-house counsel for the Administrative Agent or in-house or other counsel for any Borrower), independent public accountants and any other experts selected by it from time to time, and the Administrative Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.
(c)The Administrative Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Administrative Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Administrative Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Borrower or Lender, such matter may be established by a certificate of such Borrower or Lender, as the case may be, and the Administrative Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).
(d)The Administrative Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Administrative Agent by reason of taking or continuing to take any such action.
(e)The Administrative Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.
(f)The Administrative Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Event of Default unless the Administrative Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Event of Default or Potential Event of Default, and stating that such notice is a “notice of default”. If the Administrative Agent receives such a notice, it shall give prompt notice thereof to each Lender and Issuer.
Section 11.06Lender Not Relying on the Administrative Agent or Other Lenders. Each Lender acknowledges as follows:
(a)Neither the Administrative Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Administrative Agent or any other Lender shall be deemed to constitute any representation or warranty by the Administrative Agent or such other Lender to it.

(b)It has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents.
(c)It will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.
Section 11.07Indemnification. Each Lender agrees to reimburse and indemnify the Administrative Agent, the Sustainability Structuring Agent, each Swingline Lender, each Issuer and their respective directors, officers, employees and agents (to the extent not reimbursed by a Borrower as set forth herein and without limitation of the obligations of the Borrowers to do so as set forth herein), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan; provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or such other Person, as finally determined in a non-appealable judgment by a court of competent jurisdiction.
Section 11.08The Administrative Agent in its Individual Capacity. With respect to its Commitments and the Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lenders,” “holders of Notes” and like terms shall include the Administrative Agent in its individual capacity as such. The Administrative Agent and its Affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, any Borrower and any stockholder, subsidiary or Affiliate of any Borrower, as though the Administrative Agent were not an Administrative Agent hereunder.
Section 11.09Lenders. The Administrative Agent may deem and treat each Lender signatory hereto as a Lender hereunder for all purposes hereof unless and until such Person assigns all of its interests hereunder pursuant to Section 12.14(c) hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent transferee or assignee.

Section 11.10Successor Administrative Agent. The Administrative Agent may resign at any time by giving 10 days’ prior written notice thereof to the Lenders, the Issuers and the Parent. The Administrative Agent may be removed by the Required Lenders at any time by giving 10 days’ prior written notice thereof to the Administrative Agent, the Issuers, the other Lenders and the Parent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the consent of the Parent (which consent shall not be unreasonably withheld and shall not be required if an Event of Default has occurred and is continuing). If no successor Administrative Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Administrative Agent may, on behalf of the Lenders and Issuers, appoint a successor Administrative Agent; provided that if the Administrative Agent is resigning, the retiring Administrative Agent’s resignation shall nevertheless become effective on the date that is 40 days after its initial notice of resignation and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Each successor Administrative Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Administrative Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Administrative Agent, such Administrative Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was the Administrative Agent under this Agreement.
Section 11.11Calculations. The Administrative Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Borrower, to recover such amount from the appropriate Borrower.
Section 11.12The Administrative Agent’s Fees. The Parent agrees to pay to the Administrative Agent, for its individual account, a nonrefundable Administrative Agent’s fee in an amount and at such time or times as specified in the Mizuho Fee Letter.
Section 11.13Co-Syndication Agents; Co-Documentation Agents. None of the Lenders identified in this Agreement as a “Co-Syndication Agent” or “Co-Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such identified capacity other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgements with respect to such Lenders as it makes with respect to the Administrative Agent in Section 11.06.

Article XII

MISCELLANEOUS
Section 12.01Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
Section 12.02Records. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender’s Revolving Credit Committed Amount shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive absent manifest error.
Section 12.03Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Administrative Agent, the Required Lenders and the Borrowers may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, or changing in any manner the rights and duties of any Borrower, the Administrative Agent or any Lender; provided, however, that, notwithstanding the foregoing, any amendment, modification or supplement of the provisions of this Agreement or any other Loan Document of the kind described in clauses (a) and (b) of this Section 12.03 may be entered into from time to time by the Administrative Agent, each Lender affected thereby and the Parent. Any such amendment, modification or supplement made by the Borrowers (or the Parent, as the case may be), the Required Lenders and the Administrative Agent in accordance with the provisions of this Section shall be binding upon the Borrowers, each Lender and the Administrative Agent; provided that no amendment, modification or supplement shall be effective which will:
(a)Increase the Revolving Credit Committed Amount of any Lender over the amount thereof then in effect, or extend the Revolving Credit Maturity Date or the Competitive Bid Expiration Date (except in each case in accordance with Section 4.01) or extend the expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date, unless executed by each Lender affected thereby (and, with respect to Letters of Credit, the applicable Issuer);
(b)Reduce the principal amount of or extend (except in accordance with Section 4.01) the scheduled final maturity of any Loan, or reduce the amount of any LC Disbursement, or extend any scheduled payment date or prepayment date of any Loan or LC Disbursement, or reduce the rate of interest or extend the time for payment of interest borne by any Loan, or extend the time for payment of or reduce the amount of any Commitment Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, including in each case, pursuant to the terms set forth on Annex A to Schedule I hereto, unless executed by each Lender affected thereby (and, with respect to LC Disbursements, the applicable Issuer);

(c)Change the definition of “Required Lenders”, the definition of “Defaulting Lender” or the definition of “Designated Currency” or any provision of this Agreement that states a requirement for the consent of all the Lenders or amend Section 4.12(b) or this Section 12.03, unless executed by all the Lenders;
(d)Amend the third sentence of the fourth paragraph of Section 4.05(a) or Section 12.13, unless executed by all the Lenders;
(e)Amend or waive any of the provisions of Article XI hereof, or impose additional duties upon the Administrative Agent, any Swingline Lender or any Issuer or otherwise adversely affect the rights, interests or obligations of the Administrative Agent, any Swingline Lender or any Issuer, unless executed by the Administrative Agent, such Swingline Lender or such Issuer, as the case may be; or
(f)Release the Parent from any of its obligations under Article X hereof, unless executed by all Lenders;
and provided, further, that (i) Assignment Agreements may be entered into in the manner provided in Section 12.14 hereof and (ii) any fees payable to the Administrative Agent for its own account may be waived by the Administrative Agent in its sole discretion. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Event of Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Event of Default or impair any right consequent thereto. Notwithstanding the foregoing, (i) upon the execution and delivery of all documentation and receipt of all consents required by Section 2.10 to be delivered in connection with an increase in the Total Revolving Credit Commitment, this Agreement shall be deemed amended without further action by any party to reflect, as applicable, the new Lenders and their new Revolving Credit Committed Amounts and any increase in the Revolving Credit Committed Amounts of any existing Lender, (ii) the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document to cure any ambiguity, omission, mistake, defect or inconsistency therein and such amendment shall become effective without any further action or consent of any other party to any Loan Document; provided that prior notice of such amendment shall be given to the Lenders and (iii) the operation of Schedule 1 in accordance with its terms is not an amendment subject to this Section 12.03.
If, in connection with any proposed amendment, waiver or consent requiring the consent of “all Lenders,” “each Lender” or “each Lender directly and adversely affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Parent may elect, at the sole cost and expense of the Borrowers, to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity (which is reasonably satisfactory to the Administrative Agent, each Swingline Lender and each Issuer) shall agree, as of such date, to purchase at par for cash the Loans due to the Non-Consenting Lender and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement all amounts owed to it hereunder and under the other Loan Documents (including with respect to Section 4.08(c) hereof).
Section 12.04No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Issuer or Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which would otherwise be available at law or in equity.
Section 12.05Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)if to the Parent or any Other Borrower, at its address or facsimile number set forth on the signature page hereof;
(ii)if to the Administrative Agent, at its address or facsimile number set forth on the signature page hereof;
(iii)if to a Lender, to it at its address or facsimile number set forth in its administrative questionnaire; and
(iv)if to an Issuer, at its address set forth in its administrative questionnaire or its signature page hereof, as applicable.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in said clause (b).
(b)Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The

Administrative Agent or the Parent may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines; provided that such determination or approval may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to (i) the Administrative Agent and the Parent in the case of a change by a Lender or an Issuer, (ii) the Administrative Agent and each Lender in the case of a change by any of the Borrowers or (iii) all other parties hereto in the case of a change by the Administrative Agent.
(d)Any Lender giving any notice to the Borrowers or any other party to a Loan Document shall simultaneously send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice.
(e)The Administrative Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrowers, and neither the Administrative Agent nor Lender shall have any duty to verify the identity or authority of any Person giving such notice.
Section 12.06Expenses; Indemnity; No Consequential Damages.
(a)The Parent agrees to pay or cause to be paid and to save the Agents harmless against liability for the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Agents from time to time arising from or relating to (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and (ii) the negotiation, preparation, execution and delivery of any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document; provided that, in the case of legal expenses after the Closing Date, payment for such costs and expenses will be limited to the reasonable and documented fees and expenses of one primary counsel and one local counsel in each relevant jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Agents). The Parent agrees to pay or cause to be paid and to save each Issuer harmless against liability for the payment of all reasonable and documented out-of-pocket expenses incurred by such Issuer in connection with its issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder. The Parent agrees to pay or cause to be paid and to save the Agents, each Issuer and each Lender harmless against liability for the payment of all reasonable and documented out-of-pocket expenses (including but not limited to reasonable and documented fees and expenses of legal counsel, auditors, and all other professional, accounting, evaluation and consulting costs) reasonably incurred after the occurrence of an Event of Default by the Administrative Agent, any Issuer or any Lender from time to time arising from or relating to the enforcement or preservation of rights under this Agreement or any Loan Document; provided that, in the case of legal expenses, payment for such expenses will be limited to the reasonable and documented fees and expenses of one primary counsel and local counsel in each relevant jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Persons).
(b)The Parent hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable and documented fees and disbursements of one primary counsel and of local counsel in each relevant jurisdiction for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto (and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties)) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, any transaction supported by any Letter of Credit or financed in whole or in part or directly or indirectly with the proceeds of any Loan or Letter of Credit or any refusal by an Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent they result from (i) the gross negligence or willful misconduct of such Indemnified Party or (ii) any dispute between an Indemnified Party and one or more other Indemnified Parties (other than against an Agent, Swingline Lender or Issuer acting in such a role) that does not involve an act or omission by Parent or any of its Subsidiaries. If and to the extent that the foregoing obligations of the Parent under this clause (b), or any other indemnification obligation of the Parent hereunder or under any other Loan Document, are unenforceable for any reason, the Parent hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law. This Section 12.06(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Without limiting the provisions of Section 12.06(a) or 12.06(b), in no event will any party hereto be liable to any other party hereto for any punitive, special, indirect or consequential damages for any matters arising out of the transactions contemplated hereby; provided, however, that the foregoing limitation shall not be deemed to impair or affect the obligations of the Parent under Section 12.06(a) or Section 12.06(b).

Section 12.07Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
Section 12.08Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein except for the Fee Letters.
Section 12.09Duration; Survival. All representations and warranties of each Borrower contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of this Agreement or any other Loan Document, any investigation by or knowledge of the Administrative Agent or any Issuer or Lender, the making of any Loan or issuance or Modification of any Letter of Credit, or any other event or condition whatever. All covenants and agreements of each Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as any Borrower may borrow hereunder and until payment in full in cash of all Obligations. Without limitation, all obligations of the Borrowers hereunder or under any other Loan Document to make payments to or indemnify the Administrative Agent or any Lender shall survive the payment in full in cash of all other Obligations, termination of the Borrowers’ right to borrow hereunder, and all other events and conditions whatever, including without limitation the assignment of a Lender’s Commitments and Loans and LC Exposure hereunder. In addition, all obligations of each Lender to make payments to or indemnify the Administrative Agent shall survive the payment in full in cash by the Borrowers of all Obligations, termination of the Borrowers’ right to borrow hereunder, and all other events or conditions whatever.
Section 12.10Counterparts: Electronic Execution of Loan Documents. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document and the words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement or any other Loan Document shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.
Section 12.11Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrowers shall not be required to make any payment to or for the account of any Lender, and each Lender shall refund any payment made by the Borrowers, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.
Section 12.12Set-Off. Each Borrower hereby agrees that if an Event of Default has occurred and is continuing, each Lender and Issuer shall have the right, without notice to such Borrower, to set off against and to appropriate and apply to such Obligation any matured indebtedness or other fixed liability or matured obligation of any nature owing to such Borrower by such Lender or Issuer, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by such Borrower with such Lender or Issuer. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender, such Issuer or any other Person shall have given notice or made any demand to such Borrower or any other Person, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender, Issuer or any other Person. Each Borrower hereby agrees that any Participant and any branch, subsidiary or Affiliate of any Lender or Issuer or any Participant shall have the same rights of set-off as a Lender or Issuer as provided in this Section (regardless of whether such Participant, branch, subsidiary or Affiliate would otherwise be deemed in privity with or a direct creditor of such Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker’s lien and all other rights and remedies which any Lender or Issuer (or any such Participant, branch, subsidiary or Affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers’ lien of any such Person.
Section 12.13Sharing of Collections. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Revolving Credit Loans or Swingline Loans and interest thereon or participations in Swingline Loans or unreimbursed LC Disbursements in greater proportion (determined by reference to the aggregate Revolving Credit Exposures at such time) than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Administrative Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Revolving Credit Loans and interest thereon and participations in Swingline Loans or unreimbursed LC Disbursements owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. Each Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.
Section 12.14Successors and Assigns; Participations; Assignments.
(a)Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the Issuers and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrowers shall not have the right to assign their respective rights or obligations under the Loan Documents without the prior written consent of each Lender (except as provided Section 9.01(f)), (ii) any assignment by any Lender must be made in compliance with Section 12.14(c), and (iii) any transfer by participation must be made in compliance with Section 12.14(b). Any attempted assignment or transfer by any party not made in compliance with this Section 12.14 shall, subject to Section 12.14(c)(iii), be null and void. The parties to this Agreement acknowledge that clause (ii) of this Section 12.14(a) relates only to absolute assignments and this Section 12.14 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or any central bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the Assignor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.14(c). The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.14(c); provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
(b)Participations.
(i)Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such

Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers, the Issuers, the Swingline Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
(ii)Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 12.03(a), (b), (c), (d) or (f).
(iii)Benefit of Certain Provisions. The Parent and each of the Other Borrowers agrees that each Participant shall be entitled to the benefits of Sections 4.07, 4.08 and 4.09 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.14(c); provided that (i) a Participant shall not be entitled to receive any greater payment under Section 4.07, 4.08 or 4.09 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Parent, and (ii) any Participant agrees to comply with the provisions of Section 4.09 to the same extent as if it were a Lender.
(iv)Participant Register. Each Lender that sells a participation shall, acting solely for this purpose a non-fiduciary agent of the Parent, maintain a register (or an electronic equivalent thereof) on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to the Parent or any other Person (including the identity of any Participant or any information relating to a Participant’s interest under the Loan Documents) except to the extent that such disclosure is necessary to establish that the Loans or other obligations under the Loan Documents are in registered form under Section 5f-103-1(c) of the United States Treasury Regulations (or any amended or successor version). For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.
(c)Assignments.
(i)Permitted Assignments. Any Lender (each an “Assignor Lender”) may at any time assign to one or more banks or other entities (each an “Assignee Lender”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit E or in such other form as may be agreed to by the parties thereto (an “Assignment Agreement”). Each such assignment with respect to an Assignee Lender which is not a Lender, an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Revolving Credit Commitment and Loans of the Assignor Lender or (unless each of the Parent and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000; provided that such consent of the Parent shall be deemed to have been given if the Parent has not responded within fifteen (15) Business Days of a request for such consent and; provided, further, that such consent of the Parent shall not be required if an Event of Default under Section 9.01(a), (b), (i) or (j) has occurred and is continuing. The amount of the assignment shall be based on the Revolving Credit Commitment or outstanding Loans (if the Revolving Credit Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment. After giving effect to any assignment, the remaining Revolving Credit Commitment of the assigning Lender (or, if the Revolving Credit Commitments have been terminated, then the aggregate principal amount of Loans held by the assigning Lender) shall either be zero or be at least $10,000,000. Unless such assignment is consented to by the Parent or is required by applicable law, no assignment may be made to an Affiliate of the assigning Lender if such assignment would increase the amounts payable by any Borrower hereunder. No assignment may be made hereunder if such assignment violates applicable law.
(ii)Consents. The consent of the Parent shall be required prior to an assignment becoming effective unless the Assignee Lender is a Lender, an Affiliate of a Lender or an Approved Fund; provided that the consent of the Parent shall be deemed to have been given if the Parent has not responded within fifteen (15) Business Days of a request for such consent and; provided, further, that the consent of the Parent shall not be required if an Event of Default under Section 9.01(a), (b), (i) or (j) has occurred and is continuing. The consent of the Administrative Agent, each Swingline Lender and each Issuer shall be required prior to an assignment becoming effective; provided that the consent of the Administrative Agent shall not be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.14(c)(ii) shall not be unreasonably withheld or delayed.

(iii)Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.14(c)(ii), (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent) and (iii) if the Assignee Lender is not a Lender, delivery to the Administrative Agent of an administrative questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal, State and foreign securities laws and any tax forms required by Section 4.09, such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Assignee Lender to the effect that none of the consideration used to make the purchase of the Revolving Credit Commitment and Loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Assignee Lender in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Assignee Lender shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the Assignor Lender shall be released with respect to the Revolving Credit Commitment and Loans and LC Exposure assigned to such Assignee Lender without any further consent or action by the Borrowers, the Lenders or the Administrative Agent. In the case of an assignment covering all of the Assignor Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.14(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.14(b). Upon the consummation of any assignment to an Assignee Lender pursuant to this Section 12.14(c), the Assignor Lender, the Administrative Agent and the Borrowers shall, if the Assignor Lender or the Assignee Lender desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such Assignor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Assignee Lender, in each case in principal amounts reflecting their respective Revolving Credit Commitments, as adjusted pursuant to such assignment.
(d)Register. The Administrative Agent shall maintain at its office a copy of each assignment hereunder delivered to it and a register (or an electronic equivalent thereof) (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent, the Issuers and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrowers or any Issuer or Lender, as to its commitment only, at any reasonable time and from time to time upon reasonable prior notice.
(e)Financial and Other Information. Each Borrower authorizes the Administrative Agent and each Issuer and Lender to disclose to any Participant, Assignee Lender or any Affiliate of such Lender (each, a “transferee”) and any prospective transferee any and all financial and other information in such Person’s possession concerning any Borrower and their respective Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of any Borrower in connection with this Agreement or any other Loan Document or such Person’s credit evaluation of any Borrower and their respective Subsidiaries and Affiliates; provided that such transferee or prospective transferee agrees in writing to maintain the confidentiality of any such information provided by the Parent pursuant to Section 7.01(c)(iv) hereof. At the request of any Lender, the Parent, at the Parent’s expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 7 of the form of Assignment Agreement.
Section 12.15Judgment Currency.
(a)Judgment Currency. The specification in this Agreement and in the Notes of payment in a particular currency at the Administrative Agent’s Office is of the essence hereof and thereof. If any court or tribunal shall render a judgment or order for the payment of any amounts owing by any Borrower to any Issuer or Lender or the Administrative Agent under this Agreement or any Note or for the payment by any Borrower of damages in respect of any breach of this Agreement or any Note or under or in respect of a judgment or order of another court or tribunal for payment of such amounts or damages, and if such judgment or order is expressed in a currency (the “Judgment Currency”) other than the currency payable hereunder (the “Contractual Currency”), the Relevant Borrower shall indemnify and hold harmless such Issuer or Lender or the Administrative Agent against any deficiency in terms of the Contractual Currency in the amounts received by such Issuer or Lender or the Administrative Agent arising or resulting from any variation as between (i) the rate of exchange at which the Contractual Currency is converted into the Judgment Currency for the purposes of such judgment or order and (ii) the rate of exchange at which such Issuer or Lender or the Administrative Agent would, in accordance with normal banking procedures, purchase the Contractual Currency with the amount of the Judgment Currency actually received by such Issuer or Lender or the Administrative Agent on the Business Day following such receipt by such Issuer or Lender or the Administrative Agent.
(b)Liquidation Currency. If any Borrower shall wind up, liquidate, dissolve or become bankrupt while there remains outstanding any amounts owing by such Borrower to any Issuer or Lender or the Administrative Agent under this Agreement or any Note or any damages owing by such Borrower to any Issuer or Lender or the Administrative Agent in respect of a breach of this Agreement or any Note or any judgment or order rendered against such Borrower in respect of such amounts or damages, such Borrower shall indemnify and hold such Issuer or Lender or the Administrative Agent harmless against any deficiency in terms of the Contractual Currency in the amounts received by such Issuer or Lender or the Administrative Agent arising or resulting from any variation as between (i) the rate of exchange at which the Contractual Currency is converted into another currency (the “Liquidation Currency”) for purposes of such winding-up, liquidation, dissolution or bankruptcy with regard to the amount in the Contractual Currency due under this Agreement or any Note (other than this Section 12.15(b)) or under any judgment or order into which the relevant obligations under this Agreement or any Note shall have been merged and (ii) the rate of exchange at which such Issuer or Lender or the Administrative Agent would, in accordance with normal banking procedures, be able to purchase the Contractual Currency with the Liquidation Currency at the earlier of (A) the date of payment of such amounts or damages and (B) the final date or dates for the filing of proofs of a claim in such winding-up, liquidation, dissolution or bankruptcy. As used in the preceding sentence, the “final date or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy” shall be the date fixed by the liquidator or other appropriate Person or otherwise applicable under applicable Law as being the last practicable date as of which the liabilities of the Borrower may be ascertained for such winding-up, liquidation, dissolution or bankruptcy before payment by the liquidator or other appropriate Person in respect thereof.
(c)Independent Obligations. The indemnities provided by Sections 12.15(a) and (b) hereof shall constitute obligations of each Borrower separate and independent from its other obligations under this Agreement and the Notes, shall give rise to separate and independent causes of action against each Borrower, shall apply irrespective of any indulgence granted by any Issuer or Lender or the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof or proofs in the winding-up, liquidation, dissolution or bankruptcy of any Borrower for a liquidated sum or sums in respect of other amounts due under this Agreement or any Note or any damages owing to any Issuer or Lender or the Administrative Agent in respect of a breach of this Agreement or any Note or any judgment rendered in respect of such amounts or damages.
Section 12.16Governing Law; Submission to Jurisdiction: Waiver of Jury Trial.
(a)Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND SUCCESSOR PROVISIONS THERETO).
(b)Certain Waivers. EACH BORROWER, LENDER, ISSUER AND THE ADMINISTRATIVE AGENT WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, “RELATED LITIGATION”). IN ADDITION, EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)AGREES THAT ANY RELATED LITIGATION BY ANY ISSUER OR LENDER OR THE ADMINISTRATIVE AGENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK, AND SUBMITS TO THE JURISDICTION OF SUCH COURTS (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY ISSUER, LENDER OR BORROWER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);
(ii)WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH BORROWER; AND
(iii)CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 12.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).
Section 12.17USA PATRIOT Act Notification. The following notification is provided to the Borrowers pursuant to the Beneficial Ownership Regulation and Section 326 of the USA PATRIOT Act:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrowers: When the Borrower opens an account, if the Borrower is an individual, the Administrative Agent and the Lenders will ask for the Borrower’s name, residential address, tax identification number, date of birth, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower, and, if the Borrower is not an individual, the Administrative Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also ask, if the Borrower is an individual, to see the Borrower’s driver’s license or other identifying documents, and, if the Borrower is not an individual, to see the Borrower’s legal organizational documents or other identifying documents.
Section 12.18Confidentiality. The Administrative Agent and each Issuer and Lender agrees to hold any non-public information which it may receive from the Borrowers in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and any agents engaged in connection with this Agreement and to the Administrative Agent and any Issuer or other Lender and their respective Affiliates and any agents engaged in connection with this Agreement, (ii) to legal counsel, accountants, and other professional advisors and agents to such Person, (iii) to regulatory officials and agencies or self-regulatory body or to any credit insurance provider relating to the Borrowers and their obligations under the Loan Documents, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which it is a party to the extent such disclosure is required by law, (vi) to its direct or indirect contractual counterparties in swap agreements involving this Agreement or to legal counsel, accountants and other professional advisors to such counterparties, (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement and (viii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. The Borrowers agree that the terms of this Section 12.18 shall set forth the entire agreement between the Borrowers and each Issuer and Lender (including the Administrative Agent) with respect to any confidential information previously or hereafter received by such Issuer or Lender in connection with this Agreement, and this Section 12.18 shall supersede any and all prior confidentiality agreements entered into by such Issuer or Lender with respect to such confidential information. In connection with any disclosure of confidential information pursuant to item (i), (ii) or (vi) above, the disclosing party shall inform the Persons to whom such disclosure is made of the confidential nature of such information and instruct them to keep such information confidential.
Section 12.19Platform.
(a)The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(b)The Platform is provided “as is” and “as available.” The Agents Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Affiliates, officers, directors, employees, agents or advisors (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrowers pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuer by means of electronic communications pursuant to this Section, including through the Platform.
Section 12.20Termination of Existing Credit Agreement. Each Lender that is a party to the Existing Agreement hereby waives the requirement set forth in Section 2.05(c) of the Existing Agreement that the Parent give at least five Business Days’ notice of termination of the “Total Revolving Credit Commitment” as defined in the Existing Agreement.
Section 12.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 12.22Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Parent or any Other Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 12.23Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for swap agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 12.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 382.2(b).
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.
PARENT
AIR PRODUCTS AND CHEMICALS, INC.
By:
    Name:
    Title:
Address for Notices:
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
Attention: Assistant Treasurer
Telephone: 610-481-2058
E-mail: harwickl@airproducts.com

with a copy to:
Attention: [ ]
Email: [_____@airproducts.com]

ADMINISTRATIVE AGENT
MIZUHO BANK, LTD.,
as Administrative Agent, a Lender, an Issuer and as Swingline Lender
By:
    Name:
    Title:
Address for Notices:

BNP PARIBAS,
as a Lender and an Issuer
By:
    Name:
    Title:
CITIBANK, N.A.,
as a Lender and an Issuer
By:
    Name:
    Title:
DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender and an Issuer
By:
    Name:
    Title:
HSBC BANK USA, N.A.,
as a Lender and an Issuer
By:
    Name:
    Title:

[Name of Lender:]
[●]
By:
    Name:
    Title: